STOCK SALE AND PURCHASE AGREEMENT

By and Between

SOUTHWESTERN ENERGY COMPANY

and

SOURCEGAS LLC

Dated as of November 9, 2007

Table of Contents

Page

I.

DEFINITIONS

1

II.

SALE AND PURCHASE

10

2.1

Sale and Purchase of Shares

10

2.2

Purchase Price; Adjustment

10

2.3

Closing

13

III.

REPRESENTATIONS AND WARRANTIES OF SELLER

13

3.1

Corporate Existence

14

3.2

Authorization and Validity of Agreement; Title to Shares

14

3.3

No Contravention

14

3.4

Title to Assets; Adequacy; Condition

15

3.5

Material Contracts

15

3.6

Real Property

16

3.7

Permits

17

3.8

Litigation

17

3.9

Compliance with Laws

18

3.10

Consents

18

3.11

Tax Matters

18

3.12

Financial Statements

19

3.13

Employee Matters

19

3.14

Brokerage

22

3.15

Environmental Matters

22

3.16

Labor Matters

23

3.17

Insurance

24

3.18

No Undisclosed Liabilities; No Material Adverse Effect

24

3.19

Regulation as a Utility

25

3.20

Regulatory Proceedings

25

3.21

Intellectual Property

25

3.22

Books and Accounts

26

3.23

Bank Accounts

26

3.24

No Other Representations

26

i

IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

26

4.1

Organization

26

4.2

Authorization and Validity of Agreement

26

4.3

No Contravention

26

4.4

Consents

27

4.5

Brokerage

27

4.6

Litigation

27

4.7

Financial Ability

27

4.8

Securities Law Compliance

27

V.

OBLIGATIONS OF SELLER

28

5.1

Consents

28

5.2

Conduct of Business

29

5.3

Access Before Closing

32

5.4

Rate and Regulatory Matters

32

5.5

Contracts

33

5.6

No Shop

33

5.7

Resignation of Designated Officers and Directors at Closing

33

5.8

Financial Statements

33

5.9

Cooperation with Financing

33

5.10

Non-Solicitation

34

5.11

Insurance

35

5.12

Natural Gas Service Agreement

35

5.13

Bill of Sale

35

VI.

OBLIGATIONS OF BUYER

35

6.1

Consents

35

6.2

Non-Solicitation

37

6.3

Natural Gas Service Agreement

37

VII.

EMPLOYEE MATTERS

37

7.1

Employment of Employees

37

7.2

Severance Benefits

37

7.3

[Intentionally Omitted]

37

7.4

[Intentionally Omitted]

37

7.5

Savings Plan

37

7.6

Transfer of Pension Assets and Liabilities

38

7.7

Indemnification for Plan Liabilities

39

7.8

Service Credit

39

7.9

Medical and Dental Plans

39

7.10

Vacation and Sick Day Benefits Accrued Through Closing Date

40

7.11

Welfare Benefits

40

7.12

Flexible Spending Accounts

40

7.13

[Intentionally Omitted]

40

7.14

Wage Reporting

40

7.15

Assumed Plans

40

VIII.

ADDITIONAL RIGHTS AND OBLIGATIONS

40

8.1

Access After Closing

40

8.2

Further Assurances

41

8.3

Confidentiality

42

8.4

Schedules

42

8.5

Tax Matters

42

8.6

Intercompany Loans

45

8.7

Litigation and Other Proceedings

45

8.8

Title to Certain Assets

45

8.9

Mutual Release and Shared Privileges

46

8.10

Charitable Contributions, Etc

47

8.11

Assignment of Intellectual Property

47

8.12

Bill of Sale and Assignment of Personal Property

47

8.13

Novation of Hedging Agreements

47

8.14

Transition Trademark License

47

8.15

Abstracts

48

8.16

Transition Services Agreement

48

IX.

CONDITIONS TO BUYER’S OBLIGATIONS

48

9.1

Representations, Warranties and Covenants of Seller

49

9.2

Legal Proceedings

49

9.3

HSR Act and Consents

50

9.4

No Material Adverse Effect

50

9.5

Other Documents

50

9.6

Natural Gas Service Agreement

50

9.7

Transition Services Agreement

50

9.8

Transfer of Office Building and Execution of Building Lease

50

9.9

Release

51

9.10

Assignment of Intellectual Property Rights

51

9.11

Bill of Sale and Assignment of Personal Property

51

9.12

Transition Trademark License Agreement

51

9.13

General Warranty Deed and Abstracts

51

X.

CONDITIONS TO SELLER’S OBLIGATIONS

51

10.1

Representations, Warranties and Covenants of Buyer

51

10.2

No Prohibition

52

10.3

HSR Act and Consents

52

10.4

No Encumbrances

52

10.5

Other Documents

52

10.6

Natural Gas Service Agreement

52

10.7

Transition Services Agreement

52

10.8

Execution of Building Lease

52

10.9

Release

53

10.10

Assignment of Intellectual Property Rights

53

10.11

Bill of Sale and Assignment of Personal Property

53

10.12

Gas Cost Compliance Audit

53

XI.

TERMINATION PRIOR TO CLOSING

53

11.1

Termination

53

11.2

Effect of Termination

54

XII.

INDEMNIFICATION AND SURVIVAL

54

12.1

Indemnification by Seller

54

12.2

Indemnification by Buyer

55

12.3

Limitations on Liability

55

12.4

Indemnification Procedure

57

12.5

Exclusive Rights and Remedies

58

XIII.

MISCELLANEOUS

58

13.1

Entire Agreement

58

13.2

Successors and Assigns

59

13.3

Counterparts

59

13.4

Headings

59

13.5

Modification and Waiver

59

13.6

No Third-Party Beneficiary Rights

59

13.7

Expenses

59

13.8

Waiver of Conditions

59

13.9

Notices

59

13.10

Knowledge of Seller; Knowledge of Buyer

60

13.11

Governing Law

61

13.12

Dispute Resolution

61

13.13

Announcements

62

13.14

Severability

62

13.15

Construction

62

13.16

Incorporation of Exhibits and Schedules

62

13.17

Release of Liability

62

v

SCHEDULES
2.2.2	Method of Calculating Net Working Capital For Purposes of the Agreement
2.2.2(a)	Planned Company Capital Expenditures
3.3	Seller Third Party Consents
3.4A	Encumbrances
3.4B	Properties Rights and Assets
3.5	Material Contracts
3.6	Real Property
3.7	Permits
3.8	Litigation
3.9	Compliance with Laws
3.10	Seller Governmental Consents
3.11	Tax Matters
3.12	Financial Statements
3.13.1	Employee Benefit Plans
3.13.2	Pension Plans
3.13.3	Compliance with Laws
3.13.4	Employee Matters
3.13.5	ERISA Liabilities
3.13.6	Change in Control and Severance Obligations
3.13.7	Pending Claims
3.13.9	List of Company Employees
3.15	Environmental Matters
3.16	Labor Matters
3.17	Insurance
3.18	Undisclosed Obligations and Material Adverse Effect
3.20	Rate Proceedings
3.21	Schedules Under Section 3.21 - Intellectual Property
3.23	Bank Accounts
4.3	Buyer Third Party Consents
4.4	Buyer’s Consents
5.2	Conduct of Business Pending Closing
5.7	Designated Employees
5.10	Consultants
7.2	Severance Benefits
7.6.2	Assumptions and Methods Used in Benefit and Liability Calculations
7.15	Assumed Plans
8.9	Existing Agreements or Arrangements by and among the Company and the Seller Group
8.10	Charitable Contributions, Etc.
8.12	Seller Personal Property to be Transferred to the Company
9.3	Non-Governmental Third Party Consents – Buyer’s Condition
10.3	Non-Governmental Third Party Consents – Seller’s Condition

EXHIBITS

A	Natural Gas Service Agreement
B	Form of Transition Services Agreement
C	Building Lease
D	Mutual Release and Shared Privilege Agreement
E	Assignment of Intellectual Property Rights
F	Bill of Sale and Assignment of Personal Property
G	Form of Resignation
H	Transition Trademark License Agreement
I	Form of General Warranty Deed

STOCK SALE AND PURCHASE AGREEMENT

STOCK SALE AND PURCHASE AGREEMENT (the “Agreement”) dated as of November 9, 2007, by and between SOUTHWESTERN ENERGY COMPANY, a corporation organized under the laws of the State of Delaware (“Seller”), and SOURCEGAS LLC, a limited liability company organized under the laws of the State of Delaware (“Buyer”; and each of Seller and Buyer individually, a “Party”, and together, the “Parties”).

BACKGROUND

Seller owns all of the issued and outstanding shares of common stock, without nominal, stated or par value, of Arkansas Western Gas Company, a corporation organized under the laws of the State of Arkansas (the “Company”). Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of such shares (the “Shares”) upon the terms and subject to the conditions set forth in this Agreement.

TERMS

NOW, THEREFORE, intending to be legally bound hereby, the Parties agree as follows:

I.  DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“1978 Bill of Sale” has the meaning specified in Section 3.6.

“Abstracts” has the meaning specified in Section 8.15.

“Affiliate” means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person and any Person that directly or indirectly owns more than 50% of any class of voting equity interests of the Person specified shall be deemed to be an Affiliate of such Person.

“Agreement” has the meaning specified in the first paragraph.

“APSC” means the Arkansas Public Service Commission.

“Assignment of Intellectual Property Rights” has the meaning specified in Section 8.11.

“Assumed Plan” has the meaning specified in Section 7.15.

“Base Purchase Price” has the meaning specified in Section 2.2.1.

“Beginning Tax Date” means any period beginning on or after the date on which the Company was first included in the consolidated federal income Tax Return of the Seller Group.

“Bill of Sale” has the meaning specified in Section 5.13.

“Bill of Sale and Assignment of Personal Property” has the meaning specified in Section 8.12.

“Building Lease” has the meaning specified in Section 8.8(b).

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Arkansas are authorized or obligated to close.

“Buyer” has the meaning specified in the first paragraph.

“Buyer Action of Divestiture” has the meaning specified in Section 6.1.

“Buyer Cap” has the meaning specified in Section 12.3.2(b).

“Buyer Deductible” has the meaning specified in Section 12.3.2(b).

“Buyer Filings” has the meaning specified in Section 5.1.

“Buyer Group” means SourceGas Holdings LLC and its Subsidiaries that are engaged in the provision of natural gas distribution and/or gathering services.

“Buyer Indemnified Party” and “Buyer Indemnified Parties” have the respective meanings specified in Section 12.1.

“Buyer Medical Plans” has the meaning specified in Section 7.9.1.

“Buyer Objection Notice” has the meaning specified in Section 8.15.

“Buyer Pension Plan” has the meaning specified in Section 7.6.1.

“Buyer Savings Plan” has the meaning specified in Section 7.5.

“Buyer’s Closing Certificate” has the meaning specified in Section 10.1.

“Change in Law” means, with respect to any Law that is in existence and in full force and effect on and as of a particular date, any amendment, change or alteration in or to such Law, or any enactment or promulgation of any new Law that has the effect of amending, changing or altering the foregoing as same was in full force and effect on such relevant date. A Change in Law shall be deemed to include (i) any orders or decisions by the APSC regarding the transactions contemplated hereby and (ii) any changes in Laws affecting the energy market as a whole, except (in the case of clause (ii)) to the extent the Company is materially and adversely affected in a disproportionate manner as compared to comparable participants in the energy market.

“Closing” and “Closing Date” have the meanings specified in Section 2.3.1.

“Closing Date Outstanding Indebtedness” means the principal plus interest accrued thereon of the Intercompany Note as of the Closing Date.

“Closing Net Working Capital” has the meaning specified in Section 2.2.2(a).

“Closing Purchase Price” has the meaning specified in Section 2.2.1.

“Closing Statement” has the meaning specified in Section 2.2.2(a).

“COBRA” has the meaning specified in Section 3.13.5.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” has the meaning specified in Section 3.13.2.

“Company” has the meaning specified under “Background.”

“Company Employee” and “Company Employees” have the meanings specified in Section 7.1.

“Company Pension Plan Participants” has the meaning specified in Section 7.6.1.

“Confidentiality Agreements” means (i) the confidentiality agreement, dated August 9, 2007 by and among Seller, Buyer and GE Energy Financial Services, Inc. and (ii) the joinder agreement to such confidentiality agreement, dated October 2, 2007 by and among Seller, Buyer and Alinda Investments LLC.

“Conveyed Property” has the meaning specified in Section 3.6.

“Designated Employees” has the meaning specified in Section 5.7.

“Dispute” has the meaning specified in Section 13.12.

“Easements” has the meaning specified in Section 3.6.

“Eligible Company Employees” has the meaning specified in Section 7.5.

“Encumbrance” has the meaning specified in Section 2.1.

“Environmental Law” means any applicable federal, state or local statute, law, ordinance, regulation, rule, rules of common law, code, order, consent decree or judgment, or other legally-enforceable directive relating to pollution or protection of human health or safety (but only to the extent either relate to exposure to Hazardous Materials) or the environment (including surface and subsurface soils, air, water, groundwater, drinking water supplies, fish, wildlife and biota); provided, however, that “Environmental Law” shall not mean or refer to any of the foregoing except to the extent it is in existence and in full force and effect on or before the Closing Date and, accordingly, shall not include any of the foregoing as it may be enacted, promulgated, amended, changed or altered at any time after the Closing Date.

“Environmental Permit” means any applicable permit, approval, license, registration, certificate, exemption or other authorization required by any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Net Working Capital” has the meaning specified in Section 2.2.1.

“Exhibits” means the exhibits attached hereto.

“Final Action” has the meaning specified in Section 10.12.

“Final Working Capital Adjustment” has the meaning specified in Section 2.2.2(b).

“Financial Principles” has the meaning specified in the definition of “Net Working Capital” given in this Article I.

“Financial Statements” has the meaning specified in Section 3.12.

“Financing” has the meaning specified in Section 5.9(a).

“Former Employees of the Company” means former employees of the Company as of the Closing Date (other than the Designated Employees) who are eligible to receive or are receiving the post-retirement medical and other welfare benefits referred to in Section 7.9.4.

“FSA” has the meaning specified in Section 7.12.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“Gas Cost Compliance Audit” has the meaning specified in Section 10.12.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any court, agency, commission, authority or instrumentality thereof.

“Hazardous Material” means any substance that, by its nature or its use, is regulated under, or as to which liability might arise under, any Environmental Law, including any (a) chemical, product, material, substance or waste defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, manufactured gas or coal gas, crude oil, or any components, fractions, or derivatives thereof; and (c) asbestos-containing materials, polychlorinated biphenyls, mercury, mercury containing equipment or materials, radioactive materials, urea formaldehyde foam insulation, or radon gas.

“Hedging Agreement” means any agreement or arrangement which is or is related to hedges, forwards, derivatives or similar transactions to which the Company is a party or which is effected by Seller for the account of the Company.

“HSR Act” has the meaning specified in Section 5.1.

“Indemnified Party” means any Seller Indemnified Party or Buyer Indemnified Party.

“Instruments” has the meaning specified in Section 8.15.

“Intellectual Property Rights” has the meaning specified in Section 3.21.

“Intercompany Note” means that certain $100,000,000 revolving intercompany note dated August 31, 2005, as amended, from the Company payable to the order of Seller.

“IRS” means the Internal Revenue Service.

“Joint Filings” has the meaning specified in Section 5.1.

“Knowledge of Buyer” has the meaning specified in Section 13.10.

“Knowledge of Seller” has the meaning specified in Section 13.10.

“Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, consent decree, decision, judgment or injunction, whether legislatively, judicially, administratively or otherwise promulgated, of any Governmental Authority.

“Leased Properties” has the meaning specified in Section 3.6.

“LIBOR” shall mean, with respect to the relevant payment amount, the rate per annum determined by the Party to whom such payment is owed to be the arithmetic mean of the offered rates for deposits in dollars with a 30-day term that appears on the Reuters LIBOR01 Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the Closing Date.  “Reuters LIBOR01 Page” shall mean the display so designated on the Reuters 3000 Xtra (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Losses” has the meaning specified in Section 12.1.

“Material Adverse Effect” means any change in, or effect on, the Company that is or is reasonably likely to be materially adverse to the Company or the assets, liabilities, operations, results of operations or financial condition of the Company, except for any such changes or effects resulting from (i) changes in general economic or political conditions or changes that affect the gas utility industry in general and as a whole, (ii) this Agreement or the transactions contemplated hereby or (iii) a Change in Law.  In addition, any failure by the Company to meet any revenue or earnings predictions prepared by the Company shall not be deemed to be a “Material Adverse Effect” (it being understood that the facts or occurrences giving rise or contributing to any such effect, event, change or development which affect or otherwise relate to the failure to meet revenue or earnings predictions prepared by the Company or Seller may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“Material Contracts” has the meaning specified in Section 3.5.

“Natural Gas Service Agreement” means the agreement attached hereto as Exhibit A to be executed and delivered by SEECO, Inc. and the Company.

“Net Working Capital” means (without duplication), with respect to the Company, the amount (expressed as a positive or negative number) as determined in accordance with the methodology used in the preparation of Schedule 2.2.2 attached hereto (which Schedule sets forth a non-exclusive list of the types of accounts that shall be considered by the Parties in determining Net Working Capital) and otherwise in accordance with GAAP (the “Financial Principles”) equal to the following, measured as of the time immediately prior to the Closing:

(a)

the total current assets of the Company minus the total current liabilities of the Company, in each case (i) excluding (A) income Tax assets and liabilities of the Company and (B) prepaid insurance to the extent such insurance is subject to cancellation by Seller pursuant to this Agreement, (ii) excluding as current liabilities amounts related to the Gas Cost Compliance Audit if Buyer waives Section 12.1(d) pursuant to Section 10.12 and (iii) including as current liabilities all amounts in respect of contributions in aid of construction paid to or accrued by the Company; and

(b)

Minus (if applicable) the amount, if any, by which (i) the aggregate planned capital expenditures of the Company for the period from the date hereof through the last day of the calendar month in which the Closing occurs (with such planned capital expenditure amounts being set forth on Schedule 2.2.2(a)) exceeds (ii) the sum of (A) the aggregate amount of the capital expenditures incurred and paid by the Company during the period from the date hereof through the Closing, plus (B) the amount of the actual capital expenditures reflected as a current liability of the Company for purposes of clause (a) above; provided, however, if the amount calculated pursuant to this clause (b) is a negative number, then this clause (b) shall be disregarded and the relevant calculation in this regard shall be made pursuant to clause (c) below; and

(c)

Plus (if applicable) the amount, if any, by which (i) the sum of (A) the aggregate amount of the capital expenditures incurred and paid by the Company during the period from the date hereof through the Closing plus (B) the amount of capital expenditures reflected as a current liability of the Company for purposes of clause (a) above, exceeds (ii) the aggregate planned capital expenditures of the Company for the period from the date hereof through the last day of the calendar month in which the Closing occurs (as such planned capital expenditure amounts are set forth on Schedule 2.2.2(a)); and

(d)

Minus the amount of  the Underfunded Liability (if any); and

(e)

Plus the amount of the Overfunded Amount (if any).

Notwithstanding anything to the contrary, for purposes of Net Working Capital, “capital expenditures” as that term is used above includes only those capital expenditures which are capitalized and are capable of being included in the Company’s rate base consistent with past practices.

“Novation of Hedging Agreements” has the meaning specified in Section 8.13.

“Office Building” means the Company’s office building located 1001 Sain Street, Fayetteville, Arkansas 72703 and the real property upon which it is located, but shall exclude any and all furniture, equipment and other movables and non-permanent fixtures located in or at such building and/or real property that are owned by the Company or are set forth in Schedule 8.12.

“Office Building Conveyance” has the meaning specified in Section 8.8(b).

“Overfunded Amount” means the amount by which the assets transferred with respect to the Company Pension Plan Participants pursuant to Section 7.6.1(ii) exceed the Pension Liability with respect to Company Pension Plan Participants calculated pursuant to Section 7.6.2; provided, that, in the event such amount is a negative number, the absolute value of such amount shall be an “Underfunded Liability” instead of an “Overfunded Amount.”

“Owned Properties” has the meaning specified in Section 3.6.

“Party” and “Parties” shall have the meaning specified in the first paragraph.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Liability” has the meaning specified in Section 7.6.2.

“Permits” has the meaning specified in Section 3.7.

“Permitted Encumbrances” has the meaning specified in Section 3.4.

“Permitted Equipment Financings” has the meaning specified in Section 3.5.

“Person” means any individual, partnership, firm, corporation, association, trust, limited liability company, unincorporated organization, Governmental Authority or other entity.

“Plans” has the meaning specified in Section 3.13.1.

“Policies” has the meaning specified in Section 3.17.

“Post-Closing Covenants” has the meaning specified in Section 12.3.1.

“Pre-Closing Straddle Period” has the meaning specified in Section 8.5.2.

“Pre-Closing Tax Period” means any Tax period or partial Tax period ending on or before the Closing Date.

“Purchase Price” has the meaning specified in Section 2.2.1.

“Release of Liability” has the meaning specified in Section 8.9.

“Resignation” has the meaning specified in Section 5.7.

“Schedules” means the schedules attached hereto.

“Seasonality Adjustment Factor” has the meaning specified in Section 2.2.1.

“Seller” has the meaning specified in the first paragraph.

“Seller Action of Divestiture” has the meaning specified in Section 5.1.

“Seller Cap” has the meaning specified in Section 12.3.2(a).

“Seller Deductible” has the meaning specified in Section 12.3.2(a).

“Seller Cooperation” has the meaning specified in Section 5.9.

“Seller Filings” has the meaning specified in Section 5.1.

“Seller Group” means the affiliated group of corporations of which Seller is the common parent.

“Seller Indemnified Party” and “Seller Indemnified Parties” have the respective meanings specified in Section 12.2.

“Seller Medical Plans” has the meaning specified in Section 7.9.1.

“Seller Notice Period” has the meaning specified in Section 8.15.

“Seller Option” has the meaning specified in Section 8.15.

“Seller Pension Plan” has the meaning specified in Section 7.6.1.

“Seller Pension Plan Trust” has the meaning specified in Section 7.6.1.

“Seller Savings Plan” has the meaning specified in Section 7.5.

“Seller’s Closing Certificate” has the meaning specified in Section 9.1.

“Seller’s Knowledge” has the meaning specified in Section 13.10.

“Shares” has the meaning specified under “Background.”

“Straddle Period Return” has the meaning specified in Section 8.5.2.

“Stockton Encumbrances” has the meaning specified in Section 8.8(c).

“Stockton Storage Facility” means that certain gas storage facility owned by SEECO, Inc., an Arkansas corporation and a wholly-owned subsidiary of Seller, located in Section 21, Township 10 North, Range 28 West, in Franklin County, Arkansas.

“Subsidiary” of a Person means any corporation or other entity (including a limited liability company, partnership or other business association) in which such Person, directly or indirectly, owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity, or otherwise to direct the management and policies of such corporation or other entity.

“Taxes” means all federal, state, local and other taxes and similar levies, fees, charges and assessments imposed by a Governmental Authority, including without limitation, income, gross receipts, sales, use, transfer, business and occupation, franchise, profits, license, lease, service, service use, duties, excise, severance, stamp, occupation, ad valorem, real and personal property, withholding, payroll, and value added taxes.

“Tax Return” means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company.

“Tax Items” means all items of income, gain, loss, deduction and credit and other tax items.

“Tax Proceeding” has the meaning specified in Section 8.5.8.

“Ten Day Period” has the meaning specified in Section 2.2.2(f).

“Title IV Plan” has the meaning specified in Section 3.13.2.

“Transition Services Agreement” means a transition services agreement in the form attached hereto as Exhibit B or in such other form as shall be mutually acceptable to the Parties requiring Seller to furnish Buyer or Buyer’s designee certain information technology and other transition services as specified therein following the Closing Date.

“Transition Trademark License Agreement” has the meaning specified in Section 8.14.

“Underfunded Liability” means the amount by which the Pension Liability with respect to Company Pension Plan Participants calculated pursuant to Section 7.6.2 exceeds the assets transferred with respect to such Company Pension Plan Participants pursuant to Section 7.6.1(ii); provided, that, in the event such amount is a negative number, the absolute value of such amount shall be an “Overfunded Amount” instead of an “Underfunded Liability.”

“Voluntary Cleanup Program” means a program of the United States or a state of the United States enacted pursuant to an Environmental Law that provides for a mechanism for the written approval of, or authorization to conduct, voluntary remedial action for the clean-up, removal or remediation of contamination that exceeds actionable levels established pursuant to any Environmental Law.

“Welfare Plans” means the employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) established or maintained for the benefit of employees and former employees of the Company.

II.  SALE AND PURCHASE

2.1

Sale and Purchase of Shares.  Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer and assign to Buyer, free and clear of any lien, pledge, mortgage, deed of trust, option, put, call, rights of first offer or first refusal, security interest, claim, charge or other encumbrance (an “Encumbrance”), and Buyer shall purchase from Seller, the Shares.

2.2

Purchase Price; Adjustment.

2.2.1

Determination and Payment.  The consideration to be paid by Buyer for the Shares will be the sum of (i) $224,000,000 multiplied by the Seasonality Adjustment Factor (the “Base Purchase Price”) plus (ii) Seller’s good faith determination of the Net Working Capital as of the Closing Date (the “Estimated Net Working Capital” and such sum, the “Closing Purchase Price”), payable at Closing by wire transfer of immediately available funds to an account designated by Seller not less than three (3) Business Days prior to the Closing Date.  Not later than six (6) Business Days prior to the Closing Date, Seller shall deliver to Buyer a written statement setting forth Seller’s good faith determination of the Closing Purchase Price (with Seller’s calculation of the Estimated Net Working Capital in reasonable detail, based on information then available to Seller and determined in accordance with the Financial Principles).  The Closing Purchase Price shall be subject to adjustment after Closing pursuant to Section 2.2.2 (as so adjusted, the “Purchase Price”).  The “Seasonality Adjustment Factor” shall be the decimal equivalent of the applicable percentage as set forth below as of the Closing Date:

If the Closing Date Is On:	Then the Seasonality Adjustment Factor Is:

January 4, 2008	100%
February 1, 2008	98.5%
March 1, 2008	97.7%
April 1, 2008	97.5%
May 1, 2008	98.3%
June 1, 2008	99.4%
July 1, 2008	100%

If the Closing Date is not on the first day of a calendar month, then the Seasonality Adjustment Factor shall be determined on a straight-line interpolated basis.

2.2.2

Post-Closing Adjustments.

(a)

Within sixty (60) days after the Closing Date, Seller shall deliver to Buyer a statement (the “Closing Statement”) showing the actual amount of the Net Working

Capital as of the Closing Date (the “Closing Net Working Capital”).  Following the Closing Date, Buyer shall permit Seller and Seller’s independent accountants, upon reasonable notice and during reasonable business hours, access to the Company’s premises and its books and records for the purposes of reviewing the preparation of the Closing Statement and the other provisions of this Section 2.2.2.  Schedule 2.2.2 attached hereto sets forth a non-exclusive list of the types of accounts to be used in the calculation of Estimated Net Working Capital and Closing Net Working Capital made in accordance with the Financial Principles.

(b)

If the Closing Net Working Capital is more than the Estimated Net Working Capital, the Closing Purchase Price shall be increased by the amount by which the Closing Net Working Capital exceeds the Estimated Net Working Capital.  If the Closing Net Working Capital is less than the Estimated Net Working Capital, the Closing Purchase Price shall be decreased by the amount by which Closing Net Working Capital is less than the Estimated Net Working Capital.  Either of the foregoing adjustments to the Closing Purchase Price is referred to as the “Final Working Capital Adjustment.”

(c)

If the Final Working Capital Adjustment is a positive amount, then Buyer shall pay such amount to Seller. If the Final Working Capital Adjustment is a negative amount, then Seller shall pay the absolute value of such amount to Buyer.  Any payment pursuant to this Section 2.2.2(c) shall be made by wire transfer of immediately available funds within five (5) days after Buyer’s written notification to Seller of Buyer’s acceptance of the Closing Statement or within five (5) days after Buyer is deemed (or Buyer and Seller are deemed) to have accepted the Closing Statement as provided in Section 2.2.2(e) (or Section 2.2.2(i)) or within five (5) days after the resolution of the dispute pursuant to Section 2.2.2(h).  The amount of any payment required by this Section 2.2.2(c) shall bear interest from the Closing Date through the date of actual payment at the rate per annum equal to 30-day LIBOR plus 150 basis points.

(d)

After Seller’s delivery of the Closing Statement, each Party shall permit the other Party and its independent accountants access, upon reasonable notice and during reasonable business hours, to review its work papers and all books and records of the Company or of Buyer, as the case may be, relevant to the items covered by the Closing Statement, and each Party shall permit such accountants to perform such tests as they may reasonably require to confirm the accuracy of such items.

(e)

In the event Buyer disputes any matter or matters on the Closing Statement, Buyer may within thirty (30) days after the delivery of the Closing Statement notify Seller of such dispute in a writing setting forth in reasonable detail the nature of such dispute and the facts upon which it is based, together with the application or treatment proposed by Buyer and the reasons supporting the use of such application or treatment rather than that used by Seller.  If both the Closing Statement as delivered by Seller to Buyer and the form of closing statement as proposed by Buyer would require a payment by the same Party pursuant to Section 2.2.2(c), then, notwithstanding the amount in dispute (which shall be resolved in accordance with Sections 2.2.2(f) – (i)), such Party shall make a payment of the undisputed portion of such amount within five (5) days of delivery to Seller of Buyer’s notice and proposed form of closing statement, together with interest thereon as provided by Section 2.2.2(c).  If no such notice is given by Buyer within the time specified, the Closing Statement shall be deemed accepted by Buyer.

(f)

In the event that the Parties are unable to resolve any disagreement with respect to any amount remaining in dispute pursuant to Section 2.2.2(e) within the ten (10) day period after Buyer’s delivery to Seller of Buyer’s notice and proposed form of closing statement (the “Ten Day Period”), then Buyer, on the one hand, and Seller, on the other hand, shall each promptly nominate (and in any event within five (5) Business Days following the expiration of the Ten Day Period) an officer from their respective senior management teams to use commercially reasonable efforts to resolve such amount in dispute on or before the tenth day following the date of such nomination.  If such senior management representatives fail to resolve any such dispute within thirty (30) days after Seller’s receipt of the notice of dispute from Buyer pursuant to Section 2.2.2(e), then either Party may elect to refer such remaining issues to a neutral accounting firm for resolution pursuant to the procedures set forth in the following  Sections 2.2(g), (h) and (i).

(g)

If the Parties have not resolved all matters in dispute relating to the Closing Statement within thirty (30) days after Seller’s receipt of the notice of dispute from Buyer pursuant to Section 2.2.2(e), then either Party may notify the other in writing that it elects to submit all remaining issues to resolution by a neutral accounting firm of national reputation.  Within ten (10) days after receipt of such notice of election by a Party, the Parties shall agree upon the selection of a neutral accounting firm or, if they are unable to agree, Seller and Buyer shall each submit the names of two neutral firms and a firm shall be selected at random from among them.  A firm shall be considered neutral if it has not within the past three (3) years performed and does not currently perform or contemplate performing any accounting, consulting or other services having an aggregate value in excess of $250,000 for either of the Parties and their respective Affiliates.  In the event that the Parties are unable to identify an accounting firm of national reputation that is neutral, then either Party may apply to the American Arbitration Association for the appointment of a qualified neutral accountant.

(h)

As soon as reasonably practicable, the firm selected shall resolve all matters remaining in dispute solely on the basis of the Financial Principles and the provisions of this Section 2.2.2.  Such firm shall not be required to follow any particular rules of procedure, it being the intention of the Parties to create a feasible, practical and expeditious method for resolving any disagreement hereunder.  In this regard, the Parties agree to use their commercially reasonable best efforts to enter into any “agreed-upon-procedures” agreement or similar arrangement with such accounting firm to assist in such resolution.  The decision of such firm hereunder shall be final and binding and shall not be subject to review or challenge of any kind.  The appropriate Party shall pay to the other any disputed amount that is determined to be due within five (5) days after such determination, together with interest thereon as provided by Section 2.2.2(c).  The fees and expenses of such firm shall be borne equally by the Parties.  It the appropriate Party does not timely pay the amount due plus interest as required by the foregoing, then the accounting firm’s decision may be treated as an arbitration award, and the prevailing Party may seek to enforce the decision as a final and binding arbitration award.

(i)

If the Parties resolve all matters in dispute relating to the Closing Statement, then the Closing Statement shall be adjusted as required by the agreement resolving the matters in dispute and the Closing Statement as so modified shall be deemed accepted by Buyer and Seller.

2.3

Closing.

2.3.1

Time and Place.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Seller, 2350 N. Sam Houston Parkway E., Houston, Texas 77032, at 11:00 a.m., Central Time (or at such other place and time as Buyer and Seller shall agree), on the third Business Day following the date on which all of the conditions specified in Articles IX and X hereof (other than those conditions that by their nature are to be satisfied at the Closing, and subject to the satisfaction or due waiver of such conditions at the Closing) have been satisfied or waived.  The date on which the Closing occurs is hereafter referred to as the “Closing Date.”  Unless otherwise agreed by the Parties, all actions listed in Sections 2.3.2 and 2.3.3 that occur on the Closing Date shall be deemed to occur simultaneously at the Closing.  Notwithstanding anything to the contrary, unless Buyer otherwise agrees in its sole discretion, the Closing shall in no event occur prior to January 4, 2008.

2.3.2

Seller’s Deliveries at Closing.  At the Closing, Seller shall deliver to Buyer:

(a)

Stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents and instruments;

(b)

The closing certificates, agreements and other documents required to be delivered by Seller by this Agreement and such other documents and instruments as may be reasonably requested by Buyer; and

(c)

The books and records of the Company in the possession of or readily available to Seller.

2.3.3

Buyer’s Deliveries at Closing.  At the Closing, Buyer shall deliver to Seller:

(a)

By wire transfer, the Closing Purchase Price in the manner specified in Section 2.2.1 hereof; and

(b)

The closing certificates, agreements and other documents required to be delivered by Buyer and the Company by this Agreement and such other documents and instruments as may be reasonably requested by Seller.

III.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1

Corporate Existence.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas, which is the only jurisdiction in which the Company is duly qualified to do business.  Seller has the requisite power and authority to enter into and perform its obligations under this Agreement.  The Company has no Subsidiaries and does not own or hold, and has not owned or held, any capital stock, limited liability company interest, partnership interest or any other equity interest in any Person.  The Company has the requisite corporate power and authority to carry on its business as now being conducted.  Seller has owned 100% of the capital stock of the Company at all times since the organization of the Company.  True, correct and complete copies of the charter and bylaws of the Company (including all amendments, restatements and other modifications thereto) have been provided by Seller to Buyer or otherwise made available to Buyer.

3.2

Authorization and Validity of Agreement; Title to Shares.  The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller.  Without in any way limiting the generality of the foregoing, the board of directors of Seller has authorized the execution, delivery and performance of this Agreement.  This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation enforceable against Seller in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, or (ii) is subject to general principles of equity.  The Company has an authorized capitalization consisting solely of 2,000 shares of common stock, without nominal, stated or par value.  The Shares have been duly authorized and validly issued, and are fully paid and non-assessable and were not issued in violation of any preemptive rights.  Seller holds of record and owns beneficially the Shares, which represent all of the issued and outstanding capital stock of the Company, free and clear of any Encumbrance.  Neither the Company nor Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Company or Seller to issue, sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement).  Neither the Company nor Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.  There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company’s shareholders may vote.

3.3

No Contravention.  The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated on its part hereby, will not, subject to obtaining the consents, approvals, authorizations, exemptions or waivers identified on Schedule 3.3 or Schedule 3.10, (i) violate any term or condition of the charter or bylaws of Seller or the Company, (ii) violate any provision of Law to which Seller or the Company is subject, (iii) violate any order, judgment or decree applicable to Seller or the Company, (iv) conflict with, or result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, guaranteed payment, loss of rights, cancellation or acceleration) of any term or condition of any contract, agreement or instrument to which Seller or the Company is a party or by which Seller or the Company or any of its respective assets may be bound or (v) result in the creation of any Encumbrances of any kind or nature whatsoever upon any of the properties or assets of the Company, except in the case of clauses (ii) through (v), for such matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.4

Title to Assets; Adequacy; Condition.  Except with respect to its real property, which is covered exclusively in Section 3.6, the Company has good title to its assets, subject to no Encumbrance except Permitted Encumbrances. For purposes of this Agreement, “Permitted Encumbrances” shall mean (i) (A) liens for Taxes and assessments not yet due or (B) being contested in good faith by appropriate proceedings and for which reserves, if required in accordance with GAAP, have been established, (ii) mechanics’ and materialmen’s liens and similar liens for labor, materials or supplies provided with respect to real property owned by the Company incurred in the ordinary course of business for amounts (A) which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (B) which are being contested by appropriate proceedings and for which reserves, if required in accordance with GAAP, have been established, (iii) zoning, building codes and other land use Laws regulating the use or occupancy of real property owned by the Company or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which would not individually or in the aggregate reasonably be expected to materially impair or interfere with the Company’s conduct of its business in the ordinary course consistent with past practice, (iv) such minor imperfections of title and Encumbrances that do not secure monetary obligations which, individually or in the aggregate, are not substantial and do not materially detract from the value or impair the use of the Company’s assets and (v) such Encumbrances as are set forth in Schedule 3.4A.  Except for Permitted Encumbrances, Seller has good title to the assets set forth in Schedule 8.12 used in the conduct of the Company’s business that are to be conveyed by Seller to the Company in connection with the transactions contemplated by this Agreement.  The tangible assets of the Company, including the assets set forth in Schedule 8.12, are in good operating condition, reasonable wear and tear excepted, and are adequate for the uses to which they are being put.  Except to the extent that the assets or business operations are intended to be modified by the transactions contemplated in this Agreement pursuant to Section 8.8 or as otherwise set forth in Schedule 3.4B, the properties, rights and assets, tangible or intangible, of the Company as of the Closing Date will constitute all of the assets, tangible and intangible, necessary to operate the Company’s business in the manner as it is presently being operated.

3.5

Material Contracts.  Schedule 3.5 contains a list of the following contracts or agreements (including all amendments thereto) to which the Company is a party or by which the Company or any of its assets or properties is bound in existence as of two (2) Business Days prior to the date of this Agreement: (i) pursuant to which the Company leases (as lessee or lessor) any real property, (ii) which is a gas supply, gathering, distribution, transportation or storage agreement (except for gathering agreements or arrangements that are not in writing and pursuant to which the Company provides gathering services to Seller’s Subsidiary, SEECO, Inc.) involving payments in any calendar year of more than $250,000 in the aggregate, (iii) which involves one or more payments in any calendar year to or by the Company of more than $250,000 in the aggregate, (iv) pursuant to which the Company is subject to take-or-pay obligations with respect to gas purchases which impose minimum obligations of more than $250,000 over the remaining term thereof, (v) to which the Company is a party with Seller or to which the Company is a party with any Affiliate or Affiliates of Seller (except for contracts or agreements not in writing pursuant to which Seller or its Affiliates provide administrative and other support services to the Company or the Company provides administrative and other support services or field services to Seller or any of its Affiliates), (vi) constituting an employment or severance agreement with a senior executive officer of the Company, (vii) under which the Company has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money other than indebtedness of not more than $250,000 in the aggregate incurred by the Company in the ordinary course of business consistent with past practice in connection with vendor financing of the sale of equipment to the Company (collectively, “Permitted Equipment Financings”), (B) granted an Encumbrance on its assets, whether tangible or intangible, to secure any obligation for indebtedness for borrowed money or any other obligation other than Encumbrances on equipment purchased in connection with Permitted Equipment Financings insofar as such Encumbrances secure only such Permitted Equipment Financings, (C) extended credit to any Person (other than trade credit and customer credit in the ordinary course of the Company’s business consistent with past practice) or (D) granted a power of attorney to any Person other than one or more of the executive officers of Seller or the Company to whom Buyer has not designated to deliver a Resignation pursuant to Section 5.7; (vii) that contains a covenant not to compete restricting the Company from competing in any line of business or geographic area or with any Person, or (viii) which is otherwise material to the Company (collectively, the “Material Contracts”).  Except as set forth in Schedule 3.5, to the Knowledge of Seller, each of the Material Contracts is in full force and effect and is valid and enforceable in accordance with its terms.  Except as set forth in Schedule 3.5, the Company is in material compliance with all applicable terms of each Material Contract. Except as set forth in Schedule 3.5, the Company has not given to or received from any other party to any Material Contract any notice or other written communication regarding any actual or alleged material breach of or default under any Material Contract that has not been withdrawn, settled or otherwise resolved and, to the Knowledge of Seller, each such other party is not in material breach of or default under each such Material Contract.  To the Knowledge of Seller, true, correct and complete copies of each Material Contract (including all amendments, supplements and other modifications, and all exhibits and schedules, thereto and any assignments thereof) have been provided to Buyer or otherwise made available to Buyer.

3.6

Real Property.  Schedule 3.6 sets forth a complete list of (i) (A) all material property, including improvements thereon, owned in fee by the Company that was conveyed or intended to be conveyed as part of that certain 1978 reorganization of predecessor of Seller, including but not limited to pursuant to that certain Bill of Sale and Assignment of Public Utility Property dated July 24, 1978 (the “1978 Bill of Sale”) by and between Arkansas Western Gas Company and Arkansas Utility Company (the “Conveyed Property”) and (B) all material real property, including improvements thereon, owned in fee by the Company (the “Owned Properties”) that was acquired by the Company subsequent to the 1978 Bill of Sale, in each case, that will not be otherwise transferred to Seller hereunder and (ii) all real property leased by the Company, as lessor or lessee, for which annual payments are in excess of $1,000, including a description of each such leased property (the “Leased Properties”).  Subject to any information which is subsequently disclosed in the Abstracts with respect to the Owned Properties, no condemnation, expropriation, eminent domain or similar proceeding is pending or, to Seller’s

Knowledge, contemplated with respect to any easement or right of way held by the Company (collectively, the “Easements”) or real property owned or leased by the Company.  Except as set forth on Schedule 3.6, the Company is in compliance, in all material respects, with the Easements and all covenants, restrictions and similar realty interests benefiting or encumbering the real property owned or leased by the Company.  Except as set forth on Schedule 3.6, the Easements and real property owned or leased by the Company, and all improvements thereon, do not violate in any material respect any applicable zoning, construction code or other governmental restriction.  Except as set forth on Schedule 3.6 or (with respect to the Owned Properties) in the Abstracts, the Company has good title in and to the Easements and each material parcel of real property owned in fee by the Company, subject to no Encumbrances except Permitted Encumbrances and Encumbrances that do not materially impair the Company’s rights to or ability to use any such property or the value of any such property.  To the Knowledge of Seller, true, correct and complete copies of each lease and sublease (including amendments thereto) relating to the Owned Properties and the Leased Properties and, to the extent available in the Company’s records, each deed or other instrument pursuant to which the Company acquired the Owned Properties together with copies of the title insurance policies and surveys related thereto, if any, have been provided by Seller to Buyer or otherwise made available by Seller to Buyer.  There is no material assessment by any Governmental Authority pending or, to Seller’s Knowledge, threatened against any of its owned or leased properties.

3.7

Permits.  Except with regard to Environmental Permits, as to which Seller’s sole representations and warranties are set forth in Section 3.15, the Company holds all material permits, franchises and other authorizations necessary to conduct its business as currently conducted by the Company, except where the failure to have any such permits, franchises and other authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company is in compliance with all of such permits, franchises and other authorizations, except where such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither Seller nor the Company has received notice of any suspension or cancellation of any of such permits, franchises or authorizations, except where such suspension or cancellation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  A list of all material permits, licenses, franchises and other authorizations  (including amendments thereto), other than Environmental Permits, of the Company is set forth in Schedule 3.7 (the “Permits”).

3.8

Litigation.  Except as set forth in Schedule 3.8, there is no legal, administrative, arbitral or other action, proceeding pending (or, to the Knowledge of Seller, governmental investigation either pending or threatened) or, to Seller’s Knowledge, threatened, (i) against either Seller or the Company or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, which, in either case, if decided adversely would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.8, the Company is not subject to any outstanding judgment, order, writ, injunction or decree that would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  Notwithstanding the foregoing, no representation or warranty is being made in this Section 3.8 with respect to Environmental Laws, which are covered exclusively by Section 3.15.

3.9

Compliance with Laws.  Except as set forth in Schedule 3.9, the Company is in compliance in all material respects with all Laws applicable to it or its assets, excluding, however, Environmental Laws, as to which Seller’s sole representations and warranties are set forth in Section 3.15.  The Company has filed with the APSC all material documents required to be filed by it under applicable public utility laws and regulations of the State of Arkansas, and all such documents complied, as of the date so filed or, if amended, as of the date of the last amendment, with all applicable requirements of applicable Laws, except for such filings, the failure of which to make, or the failure of which to make in compliance with all applicable requirements of applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.10

Consents.  Except (i) as set forth in Schedule 3.10, (ii) with respect to receipt from the APSC of approvals and orders, as applicable, pertaining to the transactions contemplated by this Agreement, and (iii) in connection, or in compliance, with the provisions of the HSR Act, no consent, approval or authorization of, or exemption by, or declaration, registration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Seller of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exceptions and filings, if any, where the failure to obtain or make the same would not, individually or in the aggregate, (i) impair in any material respect the consummation of the transactions contemplated by this Agreement or (ii) reasonably be expected to result in a Material Adverse Effect.

3.11

Tax Matters.  Except as disclosed in Schedule 3.11 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)

All Tax Returns that are required to be filed on or before the Closing Date by or with respect to the Company have been or will be duly and timely filed, and all such Tax Returns were (or if such Tax Returns have not been filed, will be) true, correct and complete.

(b)

All Taxes that are shown to be due and owing on such Tax Returns of, or otherwise required to be paid with respect to (where no Tax Return is required), the Company have been paid in full or otherwise discharged or fulfilled.

(c)

All Tax withholding requirements imposed on or with respect to the Company have been satisfied in full in all respects.

(d)

There are no Tax liens upon the assets of the Company, except for liens for Taxes not yet due.

(e)

No claim, deficiency or adjustment has been asserted or proposed in writing against the Company with respect to any Tax.  No claim has been made in writing while the Company has been a member of the Seller Group by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction.

(f)

There is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax.

(g)

The Company is not a party to any agreement that could obligate it to make any payments that would not be deductible as a result of the applicability of Section 280G of the Code.

(h)

The Company does not have any liability for the Taxes of any Person (other than members of the Seller Group) under Treasury Regulations Section 1.1502 6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract or otherwise.

(i)

Schedule 3.11 sets forth all material Tax elections that will continue to be binding on the Company following Closing.

(j)

The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (a) in the two years prior to the date of this Agreement or (b) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(k)

The Company has not participated (within the meaning of Treasury Regulations § 1.6011-4(c)(3)) in any “reportable transaction” within the meaning of Treasury Regulations § 1.6011 4(b) (and all predecessor regulations).

3.12

Financial Statements.  Attached hereto as Schedule 3.12 are (i) unaudited balance sheets of the Company as of December 31, 2006, 2005 and 2004, respectively, and the related unaudited statements of income and cash flows for each of the three years ended December 31, 2006, 2005 and 2004, respectively, and (ii) the unaudited balance sheet of the Company as of June 30, 2007 and the related unaudited statements of income and cash flows for the six months ended June 30, 2007 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP during the periods involved (except for lack of footnote disclosures and other presentation items), and present fairly in all material respects the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows of the Company for the periods presented therein (subject, solely in the case of the Financial Statements as of and for the six months ended June 30, 2007, to normal year-end audit adjustments).

3.13

Employee Matters.

3.13.1

Schedule 3.13.1 contains a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of ERISA) and each bonus, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based compensation, employment, fringe benefit, consulting, severance pay, change in control, salary continuation, paid time off, vacation, disability, medical, dental, life or other insurance, supplemental unemployment benefits, profit sharing, pension or retirement plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by the Company or in which any employee or other service provider of the Company participates (it being acknowledged that these arrangements are included in the definition of “Plan” solely to facilitate compliance with the covenants of Section 7.1 and for no other reason), or with respect to which the Company has any liability for the benefit of any employee or service provider of the Company (collectively, the “Plans”).  True and correct copies of each of the following, to the extent applicable, have been made available to the Buyer with respect to each Plan: the most recent annual report (Form 5500) filed with the IRS, the Plan document and any amendments thereto, the trust agreement (if any), the most recent summary plan description if required by ERISA, and the most recent determination letter, if any, issued by the IRS with respect to any Plan intended to be qualified under Section 401 of the Code.

3.13.2

Except as set forth on Schedule 3.13.2, neither the Company, Seller, nor any corporation, trade, business or entity under common control with the Company, within the meaning of Section 414(b), (c), or (m) of the Code or Section 4001 of ERISA (a “Commonly Controlled Entity”), sponsors, maintains or has any obligation to contribute to (nor has sponsored, maintained or contributed to within the last six years prior to the Closing Date) any employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code (a “Title IV Plan”).  The Buyer has been furnished a recent actuarial report or valuation for each Title IV Plan.  Except as set forth on Schedule 3.13.2, with respect to any such Title IV Plan, (i) no withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, which withdrawal liability has not been satisfied, (ii) no liability to the Pension Benefit Guaranty Corporation (“PBGC”) (other than liability for premiums, which premiums have been paid when due) has been incurred which has not been satisfied, (iii) no accumulated funding deficiency, whether or not waived (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred, (iv) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made, (v) no reportable event (within the meaning of Section 4043 of ERISA or the regulations issued thereunder) has occurred, other than an event for which the thirty (30) day notice period is waived, (vi) no event or condition  has occurred or exists that would reasonably be expected to present the risk of termination, (vii) no notice of intent to terminate any such Title IV Plan has been given under Section 4041 of ERISA, and (viii) no proceeding has been instituted under Section 4042 of ERISA to terminate any such Title IV Plan.

3.13.3

Except as set forth on Schedule 3.13.3, each Plan and each Title IV Plan (including any trust related to any of the foregoing) complies in form and has been maintained and operated in material compliance with its terms and the requirements of all applicable Laws, including ERISA and the Code.

3.13.4

Except as set forth on Schedule 3.13.4:

(a)

The Company is not a party to any collective bargaining or labor agreement;

(b)

The Company has not experienced any union organizing drive, campaign, or representation election petition, or any labor strike, slowdown or work stoppage within the prior three-year period prior; and

(c)

There is not, as of the date of this Agreement, any union organizing drive, campaign, or representation election petition, or any labor strike, work stoppage or labor controversy or dispute pending or, to Seller’s Knowledge, threatened against the Company which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.13.5

Except as set forth on Schedule 3.13.5, no Plan provides for post-employment health, medical or life insurance, except as required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”) or any similar state law.

3.13.6

Except as stated in Schedule 3.13.6 or as required by applicable Law, consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Seller or the Company currently or in the immediately preceding twelve (12) months, to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer from the Company or (iii) obligate the Company to pay money or provide other property, the acceleration of benefits, or other rights that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provisions to be triggered.

3.13.7

Except as stated in Schedule 3.13.7, other than routine claims for benefits in the ordinary course consistent with past practice, there are no pending or, to the Knowledge of Seller, threatened or anticipated actions, suits or claims with respect to any Plans, by any employee or beneficiary covered under any such Plans with respect to the Company.  The Company has not received any written notice that any Plan is presently the subject of any audit, investigation or examination by any governmental or quasi governmental body or agency.

3.13.8

Each Plan which is intended to qualify under Code Section 401(a), has been determined by the IRS to be so qualified and such determination takes into account all applicable legal and regulatory requirements (except to the extent that such a determination is not yet due under Revenue Procedure 2007-44).  Each trust maintained pursuant thereto is exempt from federal income taxation under Code Section 501(a) and nothing has occurred with respect to the operation of any Plan which could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.  All contributions required to have been made under a Plan to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and all filings, notices and disclosures required under ERISA or the Code have been made in a timely manner.

3.13.9

Schedule 3.13.9 provides a true, correct and complete list by name of each employee of the Company, the salary of each salaried employee of the Company and the hourly wages of each non-salaried employee of the Company and a list of the position of each employee of the Company as of the date indicated thereon.

3.13.10

With respect to any Assumed Plan, (i) all reports and disclosures relating to the Assumed Plans required to be filed with or furnished to governmental agencies, participants, or beneficiaries have been filed or furnished in accordance with applicable law in a timely manner; (ii) no act, omission or transaction has occurred which would reasonably be expected to result in imposition of (A) breach of fiduciary duty liability damages under section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and (iii) there is no matter pending (other than routine qualification determination filings) with respect to any of the Assumed Plans before the IRS, the Department of Labor or the PBGC.

3.13.11

Each Plan which is an employee welfare benefit plan (within the meaning of section 3(1) of ERISA) may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

3.14

Brokerage.  No broker or finder has acted directly or indirectly for either Seller or the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of either Seller or the Company.

3.15

Environmental Matters.  Except as disclosed in Schedule 3.15:

(a)

All material Environmental Permits that are required for owning and/or operating (including any construction activities associated therewith) the Company’s business, assets and real properties have been obtained and are currently in full force and effect.

(b)

The Company’s conduct of its business, assets and real properties are, and during the relevant time periods specified in all applicable statutes of limitations have been, in material compliance with all Environmental Laws and Environmental Permits.

(c)

To the Knowledge of Seller, the Company has not conducted any manufactured gas or coal gas operations at any real property that is currently or was formerly owned, operated or leased by the Company and, to the Knowledge of Seller,  no such manufactured gas or coal gas operations have been conducted on any such currently or formerly held real properties by any predecessor to the Company.

(d)

During the preceding 60 months, the Company has not received any written notice of a claim (including an assertion that the Company is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation or Liability Act of 1980, as amended, or any comparable Law), demand, suit, complaint, investigation, request for information, order or proceeding alleging material violation of, or material liability under, any Environmental Law relating to the operation of its business, assets or real properties.

(e)

To the Knowledge of Seller, the Company is not required under Environmental Law to conduct, and is not conducting, any material investigatory, remedial or corrective action (and the Company is not pursuing (or committed to pursue) any Voluntary Cleanup Program) at (i) any real properties currently or formerly owned, operated, or leased by the Company or (ii) at any offsite real property location where the Company transported or disposed, or arranged for the transportation or disposal, of Hazardous Materials.

(f)

To the Knowledge of Seller, there has been no exposure of any Person or property to Hazardous Materials in connection with the Company’s business or operations that would be reasonably likely to form the basis for a claim against the Company for material damages or compensation.

(g)

Except as set forth in Schedule 3.15, there is no legal, administrative, arbitral or other action or proceeding either pending (or, to the Knowledge of Seller, any governmental investigation pending or threatened) or, to Seller’s Knowledge, threatened against Seller or Company arising out of or alleging any non-compliance with or liability under any Environmental Laws which if decided adversely would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.15, the Company is not subject to any outstanding judgment, order, writ, injunction or decree that would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(h)

To the Knowledge of Seller, Seller or the Company has made available to Buyer complete and correct copies of all material environmental records (including reports, analyses and correspondence) that are in Seller’s or the Company’s possession or control.

Buyer acknowledges that (i) the representations and warranties contained in this Section 3.15 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws related in any way to this Agreement or its subject matter and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

3.16

Labor Matters.  Except to the extent set forth in Schedule 3.16:

(a)

The Company is in material compliance with all applicable Laws respecting independent contractor status, employment and employment practices, labor relations, occupational safety and health, plant closing, mass layoffs, nondiscrimination obligations, terms and conditions of employment and wages and hours;

(b)

The Company has not received any written notice of any unfair labor practice complaint against Seller (with respect to the Business) or the Company threatened or pending before the National Labor Relations Board;

(c)

The Company has not received notice that any representation petition respecting the employees of the Company has been or will be filed with the National Labor Relations Board; and

(d)

The Company is not subject to minimum staffing levels created by requirements of law or any agreement.

3.17

Insurance.  Schedule 3.17 (i) sets forth all the policies of insurance under which the Company is the insured or beneficiary, or covering any of the property of the Company (the “Policies”), indicating for each Policy the carrier, the risks insured, the type of coverage (i.e., claims made or occurrence), the expiration date and any pending claims thereunder by or in respect of the Company and (ii) correctly summarizes any disputes or reservations made by the carrier with respect to the Company. Such Policies are in full force and effect, all premiums due thereon have been paid, and there has been no material default with respect to any provision contained in any such Policy and no material failure to give any notice, present any claim or take any other action required under any such Policy in a timely fashion or in the manner or detail required by such Policy.  No facts exist which would afford a basis for any Policy to be voided on account of any act, omission or nondisclosure on the part of any Party.  The insurance carried by Seller with respect to the Company is sufficient to cover (i) all reasonably foreseeable damage material to the Company through the Closing Date and (ii) all reasonably foreseeable liabilities or contingencies relating to the conduct by the Company of its businesses that would be material to the Company through the Closing Date.  Effective upon the consummation of the transactions contemplated under this Agreement, the Company will cease to be an insured or a beneficiary under the Policies and such Policies will cease to cover any of the property of the Company except as provided in Section 5.11.

3.18

No Undisclosed Liabilities; No Material Adverse Effect.  There are no material liabilities or obligations of the Company (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) except (i) liabilities and obligations reflected in the Financial Statements, (ii) current liabilities and obligations arising since June 30, 2007 in the ordinary course of the Company’s business consistent with past practice and (iii) liabilities and obligations identified on Schedule 3.18.  Since June 30, 2007, the Company has conducted its business in all material respects only in the ordinary course consistent with past practice, and there has not been, except as disclosed on Schedule 3.18 or contemplated herein, (i) any event or events that individually or in the aggregate resulted in, and/or any event or events that, individually or in the aggregate, would reasonably be expected to result in, a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distributions with respect to the capital stock of the Company, (iii) any issuance or the authorization of any issuance of any capital stock of the Company or any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, (iv) any change in accounting methods, principles or practices by the Company, (v) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance, (vi) any increase in the compensation payable or that could become payable by the Company to officers or key employees or other than increases in the ordinary course or (vii) any sale, lease, transfer or other disposition of any asset or property of the Company other than dispositions of non-material assets and properties in the ordinary course of business consistent with past practices.

3.19

Regulation as a Utility.  The Company is subject to regulation (i) as a public utility by the State of Arkansas and by no other state, (ii) by the Federal Energy Regulatory Commission pursuant to 18 CFR § 284.224 and (iii) by the Arkansas Oil and Gas Commission with respect to the Company’s natural gas storage wells.  Except as set forth above, the Company is not subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.  Pursuant to sections 1(b) or 1(c) of the Natural Gas Act, (15 U.S.C. 717(b), (c)), the Company is not regulated as a “natural gas company.”

3.20

Regulatory Proceedings.  Schedule 3.20 sets forth each rate proceeding pending before a Governmental Authority with respect to rates charged by the Company.  Other than fuel adjustment or purchase gas adjustment or similar adjusting rate mechanisms identified on Schedule 3.20, the Company (i) does not have rates in any amounts that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Authority or on appeal to a court and (ii) is not a party to any contract, agreement or arrangement with any Governmental Authority imposing conditions on rates or services except as disclosed on Schedule 3.20.  No representation or warranty with respect to the Permits is made by this Section 3.20.

3.21

Intellectual Property.  Except as set forth on Schedule 3.21(a), the Company owns or has a valid right to use (and shall own or have a valid right to use immediately after the Closing) all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications and registrations therefor, technology, trade secrets, know-how, computer software and tangible and intangible proprietary information and materials (collectively, “Intellectual Property Rights”) used in connection with the business of the Company (including but not limited to the subject matter listed in Schedule 3.21(b)) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Person has notified the Company, and to the Knowledge of Seller, there is no basis for any Person to allege, that the Company’s use of such Intellectual Property Rights infringes, misappropriates or violates any rights of any third party except where such infringement, misappropriation or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To Seller's Knowledge, no third party infringes, misappropriates or violates any Intellectual Property Rights owned or exclusively licensed by or to the Company except where such infringement, misappropriation or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Seller, Schedule 3.21(c) lists all Intellectual Property Rights owned or used by the Company that are subject to any registration, filing, application, issuance, or certificate of any Governmental Authority (together with a listing of the relevant jurisdiction and any pending deadlines for responding to government actions or payment of maintenance fees or annuities), and each such registration, issuance, or certificate is exclusively owned by the Company and, to the Knowledge of Seller, is valid and subsisting and is not subject to any third party claim or allegation to the contrary.  To the Knowledge of Seller, Schedule 3.21(d) lists all licenses granted by the Company to third parties under Intellectual Property Rights owned by the Company.  To the Knowledge of Seller, Schedule 3.21(e) lists all licenses of Intellectual Property Rights granted to the Company by third parties (excluding off-the-shelf software licenses that are available to the public for non-customized software for a license fee of less than $10,000).  Except as expressly set forth on Schedule 3.21(f), to the Knowledge of Seller, no royalties in excess of $10,000 per year are owed by Company under any license of any third party’s Intellectual Property Rights.

3.22

Books and Accounts.  The books, records and accounts of the Company are accurate and complete in all material respects and have been maintained in all material respects in accordance with sound business practices.

3.23

Bank Accounts.  Schedule 3.23 sets forth a complete list of all bank and similar accounts and safe deposit boxes of the Company, including the institution at which they are maintained and the ABA# of such institution, the name, account number and the type of each such account and the names of all Persons authorized to draw thereon or have access thereto.

3.24

No Other Representations.  Notwithstanding anything contained in this Agreement to the contrary, it is the explicit intent of each Party, and the Parties hereby agree, that neither Seller nor any of its Affiliates or representatives has made or is making any representation or warranty whatsoever, express or implied, written or oral, including any implied representation or warranty as to the condition, merchantability, usage, suitability or fitness for any particular purpose with respect to the Company or any of the Company’s assets, or any part thereof, except those representations and warranties contained in this Article III or in Seller’s Closing Certificate.  In particular, and without in any way limiting the foregoing, Seller and its Affiliates make no representation or warranty to Buyer with respect to any financial projections or forecasts relating to the Company or any of the Company’s assets, or any part thereof.

IV.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

4.1

Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

4.2

Authorization and Validity of Agreement.  The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary corporate or other action of Buyer.  Without in any way limiting the generality of the foregoing, the board of directors of Buyer has authorized the execution, delivery and performance of this Agreement.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation enforceable against Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally, or (ii) is subject to general principles of equity.

4.3

No Contravention.  The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated on its part hereby, will not, subject to obtaining the consents, approvals, authorizations, exemptions or waivers identified on Schedule 4.3 or Schedule 4.4, (i) violate any term or condition of Buyer’s organizational documents, (ii) violate any provision of Law to which Buyer is subject, (iii) violate any order, judgment or decree applicable to Buyer or (iv) conflict with, or result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, guaranteed payments, loss of rights, cancellation or acceleration) of any term or condition of any contract, agreement or other instrument to which Buyer is a party or by which Buyer or any of its assets may be bound, except in the case of clauses (ii) through (iv), for such matters that would not, individually or in the aggregate, result in a materially adverse effect on the Buyer’s results of operations, financial condition or ability to perform its obligations under this Agreement in accordance with the terms hereof.

4.4

Consents.  Except (i) as set forth on Schedule 4.4, (ii) with respect to receipt from APSC of approvals and orders, as applicable, pertaining to the transactions contemplated by this Agreement and (iii) in connection, or in compliance, with the provisions of the HSR Act, no consent, approval or authorization of, or exemption by, or declaration, registration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exceptions and filings, if any, where the failure to obtain or make the same would not, individually or in the aggregate, (i) impair in any material respect the consummation by Buyer of the transactions contemplated by this Agreement or (ii) result in a materially adverse effect on the Buyer’s results of operations, financial condition or ability to perform its obligations under this Agreement in accordance with the terms hereof.

4.5

Brokerage.  No broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.

4.6

Litigation.  There is no legal, administrative or other action, proceeding or, to the Knowledge of Buyer, governmental investigation either pending or, to the Knowledge of Buyer, filed but not yet served, or otherwise threatened, (i) against Buyer, or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, which, in either case, if decided adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.  The Buyer is not subject to any outstanding judgment, order, writ, injunction or decree that would, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

4.7

Financial Ability.  Buyer has, in cash or cash equivalents on hand, or will have sufficient funds in cash, to ensure timely payment in full of the Closing Purchase Price and any adjustments thereto and as may otherwise be required in order for Buyer to consummate the transactions to be performed by it contemplated under this Agreement and to satisfy all other costs, expenses and obligations of Buyer arising in connection therewith or hereunder.

4.8

Securities Law Compliance.  Buyer (i) is acquiring the Shares for its own account and not with a view to distribution, and (ii) understands that the Shares will, upon purchase, be characterized as “restricted securities” under applicable state and federal securities laws and that under such laws and applicable regulations the Shares may be resold without registration under such laws only in certain limited circumstances.

V.  OBLIGATIONS OF SELLER

Seller hereby covenants and agrees with Buyer as follows:

5.1

Consents.  Seller will, and will take all actions necessary to cause the Company to, use commercially reasonable efforts, and will cooperate with Buyer, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties, including any Governmental Authority, as shall be required in order to enable Seller and Buyer to effect the transactions contemplated on its part hereby.  Seller shall keep Buyer apprised of its efforts to obtain such consents, approvals, authorizations, exemptions and waivers and the responses of such third parties to Seller’s requests to provide such consents, approvals, authorizations, exemptions and waivers, but only to the extent that the failure to secure any such particular consents, approvals, authorizations, exemptions and waivers would, individually or in the aggregate, materially affect the Company (including its results of operations or financial condition), or the ability of either Party to perform its obligations under this Agreement in accordance with the terms hereof.  To the extent that any third-party consent set forth in Schedule 3.3, Schedule 3.7 or Schedule 3.10 cannot be obtained (excluding for these purposes any consent, order, approval or waiver of any Governmental Authority), then at the request of Buyer, Seller shall use commercially reasonable efforts to enter into other arrangements which result in the Company being in the same economic position as though the consent had been obtained.  To the extent required by the Hart-Scott Rodino Act (the “HSR Act”) and/or the APSC, Seller will:

(a)

File or cause to be filed, as promptly as practicable but in no event later than thirty (30) days after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by Seller under the HSR Act concerning the transactions contemplated hereby;

(b)

Promptly comply with, or cause to be complied with, any requests by the Federal Trade Commission, the United States Department of Justice or any other Governmental Authority in respect of such filings or transactions, for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as promptly as practicable after the execution and delivery of this Agreement; and

(c)

Cooperate with Buyer in causing to be filed, as promptly as practicable after the execution and delivery of this Agreement, all applications, reports and other documents required to be filed jointly by the Parties with the APSC concerning the transactions contemplated hereby (collectively, the “Joint Filings”), which applications, reports and other documents (together with the Seller Filings) shall be in form and substance reasonably satisfactory to Seller in its sole good faith and reasonable discretion.

Notwithstanding anything to the contrary contained in this Agreement or otherwise, all applications, reports and other documents submitted or to be submitted by Seller or the Company to the APSC with respect to the transactions contemplated by this Agreement (collectively, the “Seller Filings”) shall be submitted together with and as part of the applications, reports and other documents submitted or to be submitted by Buyer to the APSC with respect to the transactions contemplated by this Agreement (collectively, the “Buyer Filings”), it being the intention of the Parties that all the Seller Filings and such Buyer Filings shall be filed jointly by the Parties unless Buyer otherwise agrees in writing.

In addition, to the extent permitted by Law, Seller will (i) promptly provide Buyer with copies of all correspondence between it and any of its Subsidiaries (or its or their representatives) and the APSC relating to the transactions contemplated by this Agreement, (ii) consult and cooperate with Buyer, and take into account the comments of Buyer in connection with any such Seller Filings (including correspondence), (iii) promptly furnish Buyer with copies of any notice or other communication received by it or its Subsidiaries from the APSC or any of its representatives with respect to the transactions contemplated by this Agreement and (iv) inform Buyer, to the extent practicable, reasonably in advance of any communication, meeting, or other contact of which Seller or the Company has received notice, or which Seller or the Company proposes or intends to make, with respect to any such filings or correspondence, including the subject matter, contents, intended agenda, and other aspects of any of the foregoing and to use reasonable best efforts to ensure that all telephone calls and meetings with the APSC regarding the transactions contemplated by this Agreement will include representatives of both Seller and Buyer; provided, however, that nothing contained in the foregoing will apply to or restrict communications or other actions by Seller with or with regard to the APSC in connection with the Company or the operations of the Company in its ordinary course of business.  To the extent permitted by Law, Seller shall otherwise keep Buyer apprised of the status of matters concerning the APSC relating to the transactions contemplated by this Agreement.

Seller shall request, and use its commercially reasonable efforts to cooperate with Buyer in requesting, early termination of any applicable waiting period under the HSR Act.  Notwithstanding anything contained herein to the contrary, this Section 5.1 shall not be deemed to require Seller or any of its Subsidiaries to take or agree to take any Seller Action of Divestiture with respect to their respective assets which would be materially adverse to the business, financial condition, assets or results of operations of Seller or such Subsidiary following the Closing.  For purposes of this Agreement, a “Seller Action of Divestiture” shall mean making proposals, executing or carrying out agreements providing for the license, sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets that are material to Seller, or any of its Subsidiaries, or imposing or seeking to impose any limitation on the ability of Seller, or any of its Subsidiaries, to conduct their respective businesses or own such assets or to acquire, hold or exercise full rights of ownership of such businesses.

5.2

Conduct of Business.  (a) Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in any Schedule hereto or except as Buyer may otherwise consent to in writing, between the date hereof and the Closing Date, Seller shall cause the Company to:

(i)

In all material respects, conduct the Company’s business only in the ordinary course consistent with past practice;

(ii)

Use commercially reasonable efforts to preserve intact the Company’s business and the goodwill of its customers, suppliers, employees and any other Persons having business relations with them;

(iii)

Maintain the properties, machinery and equipment of the Company in normal operating condition and repair and otherwise preserve, maintain and protect its assets, rights and properties;

(iv)

Use commercially reasonable efforts to conduct business of the Company in such a manner so that the representations and warranties of Seller contained herein shall continue to be true and correct at all times prior to the Closing Date as if made on and as of such times; and

(v)

Use commercially reasonable efforts to make the capital expenditures in accordance with Schedule 2.2.2(a) attached hereto and the Company shall have or shall have access to sufficient funds in order to make such capital expenditures.

(b)

Without limiting the generality of the foregoing, except as set forth on Schedule 5.2 or as Buyer may otherwise consent to in writing, Seller shall not permit the Company to:

(i)

(A) Enter into any contract or agreement that would have constituted a Material Contract had it been in existence as of the date hereof other than Material Contracts of the type entered into in the Company’s ordinary course of business consistent with past practice or (B) amend, terminate or modify, or provide any waiver or consent under, any such contract or agreement or any Material Contract other than any amendment, modification, waiver or consent in the Company’s ordinary course of business consistent with past practice;

(ii)

Adopt, amend or terminate any Plan, increase any salary, bonus or other compensation or benefit, or promise or commit to do any of the foregoing, except in a manner which individually or in the aggregate will not result in a material increase in benefits or compensation expense, provided, that, notwithstanding the immediately preceding provision of this Section 5.2(b)(ii), in no event will the Company or Seller amend, modify or alter in any other manner any Assumed Plan without the prior written consent of Buyer, which consent will not be unreasonably withheld;

(iii)

Amend or otherwise change its charter or bylaws or equivalent organizational documents;

(iv)

(A) Issue, sell, pledge, dispose of, redeem, purchase, acquire, grant, encumber or authorize the issuance, sale, pledge, disposition, redemption, purchase, acquisition or grant of any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other equity interest (including, without limitation, any phantom interest) of the Company, or (B) sell, pledge, dispose of, encumber, purchase, acquire or authorize the sale, pledge, disposition, encumbering, purchase or acquisition of any assets and properties material to the Company other than in the Company’s ordinary course of business consistent with past practice or as contemplated herein;

(v)

Declare or pay any dividend or other distribution or payment with respect to its capital stock (other than the distribution to Seller of the Office Building Conveyance in accordance with Section 8.8(b));

(vi)

Acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization (or interest therein) or any division thereof or any material amount of assets, except for acquisitions of assets in the Company’s ordinary course of business consistent with past practice;

(vii)

(A)  Incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, except for borrowings from Seller or (B) make any loans or advances except for loans to customers in connection with financing the sale of appliances, in either case, in the Company’s ordinary course of business consistent with past practice;

(viii)

Enter into any contract that restrains, restricts, limits or impedes the ability of the Company to compete with or conduct any business or line of business in any geographic area or solicit the employment of any person;

(ix)

Settle or compromise any pending or threatened proceeding or any claim or claims for, or that would result in an uninsured loss by the Company following the Closing of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $250,000;

(x)

other than (A) to the extent necessary to satisfy the Company’s obligations under applicable Law or (B) in response to an emergency situation as is reasonably necessary to protect human health or safety, or the environment, or to provide for continuation of the operations and business of the Company, in each case as determined by Seller or the Company, in its reasonable discretion, make or commit to make any capital expenditure not provided for in Schedule 2.2.2(a) in excess of $100,000 per month prior to the Closing;

(xi)

Make or change any material Tax election or settle or compromise any material Tax liability or change its fiscal year or make any change in any material respect to any of the Tax or accounting principles, methods, policies or practices used by the Company except for any change required by reason of a concurrent change in GAAP;

(xii)

Change or modify credit, collection or payment policies or practices of the Company or compromise any debt or claim or waive or release any material right except in the ordinary course of business consistent with past practice;

(xiii)

Settle any dispute with the APSC involving a potential cost, loss, reimbursement or liability greater than $250,000 in the aggregate; provided, however,

that the foregoing shall not preclude or affect the Company’s rights to settle any dispute (if any) with respect to the Gas Cost Compliance Audit prior to the Closing to the extent the settlement involves only the payment of money to the APSC or other parties prior to the Closing and all such money is so paid by Seller or the Company (or the Company has recorded such amount to deferred gas purchases, other deferred credits or a similar account or accounts, to the extent such amount is taken into account as a negative adjustment to Net Working Capital for purposes of Section 2.2.1 or post-Closing adjustments pursuant to Section 2.2.2) prior to the Closing without right of reimbursement by the Company from and after the Closing;

(xiv)

Hire any new employees other than to fill vacancies in existing positions in the reasonable discretion of Seller and Seller will not (and will cause its Affiliates not to) hire or otherwise transfer any Company employee other than hires or transfers in process as of the date hereof as described on Schedule 5.2;

(xv)

Engage in any mass layoff, plant closing or other group terminations that would create any liability under the Worker Adjustment and Retraining Notification Act or any similar state or local Law; or

(xvi)

Enter into any agreement or commitment to take any of the actions described in clauses (i) through (xv) above.

5.3

Access Before Closing.  From the date of this Agreement until the Closing Date, subject to the Confidentiality Agreements, Seller will cause the Company to permit Buyer and its representatives reasonable access on reasonable advance notice during normal business hours to the properties, personal property, personnel, books and records, contracts and commitments of the Company, including in connection with Buyer’s review of the statement referred to in Section 2.2.1 (as well as access to the personnel, books and records, contracts and commitments of Seller and its Affiliates as may be appropriate for purposes of Buyer evaluating whether it may want any of the Hedging Agreements to be novated pursuant to Section 8.13).  In the event that any record or other information requested by Buyer is subject to a confidentiality agreement with a third party, attorney-client privilege or other legal restriction or privilege, Seller and Buyer will endeavor to find means of disclosing as much information as practicable that is needed by Buyer to prepare for the transfer of the Shares, but Seller and the Company will not be obligated to breach any such restriction or privilege.  In the event this Agreement shall be terminated, (i) Buyer shall not utilize any such information or material, directly or indirectly, (ii) all such information shall be destroyed or returned to Seller and (iii) Buyer shall certify to Seller that such information has either been destroyed or returned to Seller.

5.4

Rate and Regulatory Matters.  To the extent permitted by applicable Law, Seller will cause the Company to deliver to Buyer a copy of each principal filing or agreement (other than filings or agreements related to a fuel adjustment or purchase gas adjustment or similar adjusting rate mechanism) related to its generally applicable rates, charges, standards of service, accounting or regulatory policy which could lead to a material change in any of those areas as soon as practicable and in any event no later than five (5) Business Days prior to the filing or execution thereof so that Buyer may comment thereon; provided, however, that the foregoing shall not be construed such that Buyer’s consent is required by Seller or the Company as to any such filing or agreement.  Seller will cause the Company to make all such filings only in the ordinary course of business consistent with past practice or as required by a Governmental Authority or regulatory agency with appropriate jurisdiction or under existing settlement agreements to which the Company is a party.

5.5

Contracts.  Following the execution of this Agreement and until the Closing Date, Seller shall promptly provide Buyer copies of (i) all contracts or agreements entered into during such period that would have constituted Material Contracts had they been in existence as of the date hereof and (ii) any amendments, renewals, extensions, supplements or other modifications thereto or to any Material Contracts.

5.6

No Shop.  Following the execution of this Agreement and until the Closing Date, Seller shall not (and shall not permit any Affiliate thereof to) directly or indirectly take (or authorize or permit its or their respective officers, directors, principals, attorneys, employees, agents, consultants, accountants or other representatives to take) any action to (i) solicit or initiate, or encourage the submission of, proposals or offers relating to, (ii) respond to any submissions, proposals, offers or inquiries relating to, (iii) engage in any negotiations or discussions with any Person relating to, or (iv) otherwise cooperate in any way with any Person in connection with, any disposition, acquisition, recapitalization, liquidation, dissolution or similar transaction involving all or any portion of the Shares or the business or assets of the Company (whether structured as an asset sale, stock sale, sale of interests, merger, equity issuance, recapitalization or otherwise).

5.7

Resignation of Designated Officers and Directors at Closing.  Seller agrees to use commercially reasonable efforts to cause each member of the board of directors (or similar governing body) of the Company designated in writing by Buyer not later than three (3) Business Days prior to the Closing Date and each officer of the Company set forth in Schedule 5.7 (the “Designated Employees”) to execute and deliver to the Company on the Closing Date (with a copy to Buyer) a written resignation in the form attached hereto as Exhibit G which resignation shall be effective immediately prior to the effectiveness of the Closing (each such resignation, a “Resignation”).  At the Closing, Seller shall deliver to Buyer a list of each such designated member of the board of directors (or similar governing body) and each such designated officer of the Company who has not executed and delivered a Resignation to the Company.

5.8

Financial Statements.  Seller shall provide Buyer copies of monthly and annual financial statements for the Company as soon as practicable but in any event within fifteen (15) Business Days after the end of each calendar month and within forty-five (45) Business Days after the end of 2007 (such reports to be in the form prepared by the Company in the ordinary course of business consistent with past practice).  For the avoidance of doubt, the first monthly financial statement shall be prepared for October 2007.

5.9

Cooperation with Financing.

(a)

Subject in all respects to Section 5.9(b) below, in order to assist with obtaining any third party debt and equity financing (the “Financing”), at Buyer’s sole cost and expense, prior to Closing Seller and the Company shall use commercially reasonable efforts to provide such assistance and cooperation as Buyer may reasonably request, all subject to and in accordance with the terms of this Section; provided, however, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or of Seller and its Subsidiaries considered as a whole (collectively, the “Seller Cooperation”).  To the extent Buyer has so requested, and Seller is providing, assistance and cooperation with respect to a Financing, if Buyer becomes aware of any event or circumstance that makes procurement of the Financing impossible or unlikely to occur, Buyer shall notify Seller thereof as promptly as practicable.  Seller shall cause the Company to provide, and shall use commercially reasonable efforts to cause Seller’s representatives, including legal and accounting, to provide the Seller Cooperation, including (i) assisting in preparing any information memorandum or similar document or marketing material, and, cooperating with one or more arrangers and agents for the Financing, (ii) making senior management of the Company reasonably available for customary syndication presentations and calls, lender or proposed financing source meetings and rating agencies presentations and (iii) cooperating with prospective lenders, equity investors and their respective advisors in performing their due diligence; provided, however, that, except as expressly provided in this Section 5.9, (x) no obligation of Seller or any of its Subsidiaries under this Section 5.9(a) shall be effective after the Closing Date and (y) none of Seller, the Company or any of Seller’s Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing.  In addition, at Buyer’s sole cost and expense, Seller shall use commercially reasonable efforts to cause the preparation and delivery to Buyer as soon as reasonably practicable of audited financial statements for the Company and such other financial data of the type required by Regulations S-X and S-K under the Securities Act of 1933, as amended, for calendar years 2005, 2006 and 2007 and the first quarter of 2008.  In the event that the Closing occurs and all of the financial statements and other financial data referred to in the immediately preceding sentence have not been prepared and delivered to Buyer pursuant to this Section 5.9(a), Seller will continue to provide the Seller Cooperation and cause such financial statements and other financial data to be prepared and delivered to Buyer as soon as practicable after the Closing, subject to and in accordance with the terms of this Section 5.9 at Buyer’s sole cost and expense.

(b)

Notwithstanding any provision contained herein to the contrary, (i) nothing contained in Section 5.9(a) above shall be deemed to affect Buyer’s representation pursuant to Section 4.7 of this Agreement, and (ii) the failure to timely deliver any financial statements referred to in Section 5.9(a) shall under no circumstances, by itself be deemed a failure of Seller or any of its Affiliates to satisfy any of the conditions under Article IX of this Agreement to Buyer’s obligations to consummate the transactions contemplated hereunder.

5.10

Non-Solicitation.  Except as set forth in Schedule 5.10, from the date hereof and continuing for a period of twelve (12) months from and after the Closing Date, Seller shall not, and shall cause its directors, officers, employees and Affiliates not to, directly or indirectly (i) cause, solicit, induce or encourage any employees of the Company to leave such employment or hire, employ or otherwise engage any such individual or (ii) cause, induce or encourage any material actual or prospective client or customer of the Company (including any existing or former customer of the Company, or any other Person who has a material business relationship with the Company, to terminate or modify any such actual or prospective relationship; provided however, that nothing contained herein shall limit the right of Seller or any Seller Affiliate to solicit any existing retail sales customer of the Company to purchase natural gas from Seller or any Seller Affiliate so long as such retail sales customer remains a distribution customer of the Company.

5.11

Insurance.  To the extent the Company is covered under any of the Policies set forth in Schedule 3.17 that is an “occurrence” insurance policy, the Company shall continue to be covered by such insurance policy after the Closing with respect to claims made by or on behalf of the Company before or after the Closing.  To the extent claims are, or can be, made by the Company after Closing relating to occurrences or circumstances prior to the Closing, Seller shall cooperate with and assist the Company in making claims and enforcing rights under such Policies.  Seller shall not terminate or amend such Policies in a manner that terminates or otherwise adversely affects the Company’s rights under any such Policy with respect to any pre-Closing occurrences or circumstances.

5.12

Natural Gas Service Agreement.  Seller shall cause SEECO, Inc. to execute and deliver to Buyer the Natural Gas Service Agreement.

5.13

Bill of Sale.  Seller shall promptly following the date hereof cause the Bill of Sale and Assignment of Public Utility Property dated as of July 24, 1978 (the “Bill of Sale”) by the entity then known as Arkansas Western Gas Company and accepted as of July 24, 1978 by Arkansas Utility Company to be promptly recorded in each county in Arkansas in which any real property, fixtures or similar interests set forth in the Bill of Sale were located and, promptly following each such recordation, deliver evidence thereof to Buyer.

VI.  OBLIGATIONS OF BUYER

Buyer hereby covenants and agrees with Seller as follows:

6.1

Consents.  Buyer will use commercially reasonable efforts, and will cooperate with Seller and the Company, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties, including any Governmental Authority, as shall be required in order to enable Buyer to effect the transactions contemplated hereby.  Buyer shall keep Seller apprised of its efforts to obtain such consents, approvals, authorizations, exemptions and waivers and the responses of such third parties to Buyer’s requests to provide such consents, approvals, authorizations, exemptions and waivers, but only to the extent that the failure to secure any such particular consents, approvals, authorizations, exemptions and waivers would, individually or in the aggregate, materially affect the ability of either Party to perform its obligations under this Agreement in accordance with the terms hereof.  To the extent required by the HSR Act and the APSC, Buyer will:

(a)

File or cause to be filed, as promptly as practicable but in no event later than thirty (30) days after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by Buyer under the HSR Act concerning the transactions contemplated hereby;

(b)

Promptly comply with, or cause to be complied with, any requests by the Federal Trade Commission, the United States Department of Justice or any other Governmental Authority in respect of such filings or transactions, for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as promptly as practicable after the execution and delivery of this Agreement; and

(c)

Cooperate with Seller in causing to be filed, as promptly as practicable after the execution and delivery of this Agreement, the Joint Filings, which applications, reports and other documents (together with the Buyer Filings) shall be in form and substance reasonably satisfactory to Buyer in its sole good faith and reasonable discretion.

Notwithstanding anything to the contrary contained in this Agreement or otherwise, all Buyer Filings shall be submitted to the APSC together with and as part of the Seller Filings, it being the intention of the Parties that all the Seller Filings and such Buyer Filings shall be filed jointly by the Parties unless Seller otherwise agrees in writing.

In addition, to the extent permitted by Law, Buyer will promptly (i) provide Seller with copies of all correspondence between it and any of its Subsidiaries (or its or their representatives) and the APSC relating to the transactions contemplated by this Agreement, (ii) consult and cooperate with Seller, and take into account the comments of Seller in connection with any such Buyer Filings (including correspondence), (iii) promptly furnish Seller with copies of any notice or other communication received by it or its Subsidiaries from the APSC or any of its representatives with respect to the transactions contemplated by this Agreement and (iv) inform Seller, to the extent practicable, reasonably in advance of any communication, meeting, or other contact of which Buyer has received notice, or which Buyer proposes or intends to make, with respect to any such filings or correspondence, including the subject matter, contents, intended agenda, and other aspects of any of the foregoing and to use reasonable best efforts to ensure that all telephone calls and meetings with the APSC regarding the transactions contemplated by this Agreement will include representatives of both Buyer and Seller; provided, however, that nothing contained in the foregoing will apply to or restrict communications or other actions by Seller with or with regard to the APSC in connection with the Company or the business of the Company in the ordinary course of business.  To the extent permitted by Law, Buyer shall otherwise keep Seller apprised of the status of matters concerning the APSC relating to the transactions contemplated by this Agreement.

Buyer shall request, and use its commercially reasonable efforts to cooperate with Seller in requesting, early termination of any applicable waiting period under the HSR Act. Buyer shall pay the filing fees payable in connection with the filings by the Parties with the APSC and as required by the HSR Act.  Notwithstanding anything contained herein to the contrary, this Section 6.1 shall not be deemed to require either Buyer, or any of its Subsidiaries to take or agree to take any Buyer Action of Divestiture with respect to their respective assets which would be materially adverse to the business, financial condition, assets or results of operations of Buyer or the Company, following the Closing (excluding, however, the loss of any cost savings or revenue enhancements expected as a result of the transactions contemplated hereunder and the consolidated operations of Buyer and the Company thereafter). For purposes of this Agreement, “Buyer Action of Divestiture” shall mean making proposals, executing or carrying out agreements providing for the license, sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets that are material to Buyer or any of its Subsidiaries or the holding separate of capital stock of the Company, or imposing or seeking to impose any limitation on the ability of Buyer or any of its Subsidiaries to conduct their respective businesses or own such assets or to acquire, hold or exercise full rights of ownership of the business of the Company.

6.2

Non-Solicitation.  From the date hereof and continuing for a period of twelve (12) months from and after the Closing Date, Buyer shall not, and shall cause its directors, officers, employees and SourceGas Holdings LLC and its Subsidiaries not to (and following the Closing, shall cause SourceGas Holdings LLC and its directors, officers, employees and its Subsidiaries not to), directly or indirectly cause, solicit, induce or encourage any employees of Seller or its Affiliates (other than employees of the Company) to leave such employment or hire, employ or otherwise engage any such individual.

6.3

Natural Gas Service Agreement.  Buyer shall cause the Company to execute and deliver to Seller the Natural Gas Service Agreement at the Closing.

VII.  EMPLOYEE MATTERS

7.1

Employment of Employees.  For a period of one year after the Closing Date, Buyer shall, except in the case of the Designated Employees, cause the Company to employ each employee (unless severed pursuant to the terms of Section 7.2) set forth on Schedule 3.13.9 (referred to herein individually as a “Company Employee” and collectively as the “Company Employees”) at a base salary or hourly rate not less than the base salary or hourly rate then applicable to such Company Employee and to provide such benefits, holidays, vacation days, and similar benefits as are, in the aggregate, substantially comparable to those then in effect for such Company Employees as reasonably determined by Buyer in its sole good faith discretion.  Nothing in this Section 7.1 or elsewhere in this Agreement requires Buyer or the Company to continue to employ any Company Employee for any specific period of time after the Closing Date.

7.2

Severance Benefits.  For a period of one year after the Closing Date, Buyer shall, or shall cause the Company to, provide to each Company Employee who is involuntarily terminated after the Closing not for cause (as defined in Schedule 7.2 hereto) by Buyer or the Company the severance benefits set forth on Schedule 7.2 hereto.

7.3

[Intentionally Omitted].

7.4

[Intentionally Omitted].

7.5

Savings Plan.  As soon as practicable following the Closing Date, Seller shall cause to be transferred (i) from the 401(k) Savings Plan of Seller (the “Seller Savings Plan”) to the 401(k) Savings Plan sponsored by Buyer or the Company (the “Buyer Savings Plan”), and the Buyer Savings Plan shall assume, the account balance liability as of the date of transfer for each Company Employee, not including the Designated Employees, who participated in the

Seller Savings Plan prior to the Closing Date (the “Eligible Company Employees”), and (ii) from the trust relating to the Seller Savings Plan, an amount in cash or other property, including participant loans, acceptable to the trustee of the Buyer Savings Plan equal to the sum of the account values (as of the date of transfer) of each Eligible Company Employee. Seller shall not be obligated to cause any amount to be transferred to the Buyer Savings Plan or the trust thereunder until Buyer provides evidence (such as a favorable determination letter from the Internal Revenue Service, an opinion of counsel or other reasonably satisfactory evidence) reasonably acceptable to Seller that such plan and trust satisfy the requirements for qualification under Section 401(a) of the Code. Each Eligible Company Employee shall be entitled on the date of transfer to a nonforfeitable account balance under the Buyer Savings Plan that is not less than such Eligible Company Employee’s nonforfeitable account balance under the Seller Savings Plan immediately prior to such transfer. Buyer agrees to permit any Eligible Company Employee who has an unpaid loan balance under the Seller Savings Plan to continue to repay such loan under the Buyer Savings Plan under the same terms as such loan was required to be repaid under the Seller Savings Plan.

7.6

Transfer of Pension Assets and Liabilities.

7.6.1

Transfer.  As soon as practicable following the Closing Date, but not before that date which is thirty (30) days following the filing of appropriate Forms 5310-A, if applicable, with the Internal Revenue Service, and subject to the requirements of applicable law, including Section 414(l) of the Code, Seller shall cause to be transferred (i) from the Southwestern Energy Company Pension Plan (the “Seller Pension Plan”) to the pension plan sponsored by or to be established by Buyer or the Company (the “Buyer Pension Plan”), and the Buyer Pension Plan shall assume, the Pension Liability as of the Closing Date, and shall assume responsibility for future liability which may accrue after the Closing Date, for each of the Company Employees who participated in the Seller Pension Plan prior to the Closing Date, not including the Designated Employees (the “Company Pension Plan Participants”), and (ii) from the Southwestern Energy Company Pension Trust (the “Seller Pension Plan Trust”) to the Buyer Pension Plan trust, an amount in cash equal to the aggregate amount of funds held in the Seller Pension Plan Trust for the benefit of Company Pension Plan participants, such amount to be determined pursuant to Schedule 7.6.2 below; provided, however, that the amount of cash transferred by Seller pursuant to this clause (ii) shall in no event be less than the amount required to be transferred under Section 414(l) of the Code.

7.6.2

Pension Calculations.  The “Pension Liability” with respect to the Company Pension Plan Participants means the Accumulated Benefit Obligation to the Company Pension Plan Participants immediately prior to the Closing on the Closing Date under the Seller Pension Plan, determined in accordance with the assumptions and methodologies set forth on Schedule 7.6.2, plus interest accrued thereon at the Seller Pension Plan’s actuarial rate per annum (which shall be the interest rate specified in Schedule 7.6.2) from Closing to the actual date of transfer and decreased by the amount of any benefit payments to Company Pension Plan Participants from the Seller Pension Plan after the Closing Date but before the date of transfer.

7.7

Indemnification for Plan Liabilities.  From and after the date of the transfer of the assets referred to in Sections 7.5 and 7.6, Buyer shall indemnify and hold Seller, the Seller Savings Plan and the Seller Pension Plan harmless for any loss that Seller or said plans may incur in respect of any obligation or liability transferred under Sections 7.5 or 7.6 to the applicable plans of Buyer designated under such Sections.

7.8

Service Credit.  For purposes of vesting, benefit accrual, benefit calculation, participation, eligibility (including for optional forms of benefits or early retirement or disability retirement under the Buyer Pension Plan), and matching contribution benefits, if any, Buyer shall, with respect to each benefit required to be provided under the terms of this Article VII, credit each Company Employee with all service credited to the Company Employee under Seller’s corresponding plan, policy, program, or arrangement applicable to such Company Employee as of the Closing Date.

7.9

Medical and Dental Plans.

7.9.1

Except as provided in this Article VII, effective as of the Closing Date, Buyer or the Company shall make enrollment available to all Company Employees and their eligible dependents without any waiting period in a Buyer plan or plans providing medical and dental benefits (the “Buyer Medical Plans”), to the extent such individuals were eligible for coverage under the Seller Medical Plans, as contemplated by Section 7.1. Such Buyer Medical Plans shall waive any restrictions and limitations for pre-existing conditions for all Company Employees and shall give credit to each Company Employee for any deductibles and out-of-pocket expenses paid during the current plan year by such Company Employee under Seller’s applicable medical and dental Plans (hereinafter collectively referred to as the “Seller Medical Plans”).

7.9.2

Buyer shall be responsible for medical and dental expenses covered under the terms of the Buyer Medical Plans incurred on or after the Closing Date by a Company Employee and/or his covered dependents who are enrolled in the Buyer Medical Plans.  Seller shall be responsible only for medical and dental expenses covered under the terms of the Seller Medical Plans incurred prior to the Closing Date by a Company Employee and/or his covered dependents.  If a Company Employee or a covered dependent of a Company Employee enrolled in the Seller Medical Plans is hospitalized on the Closing Date, the Seller Medical Plans shall continue to provide coverage for such person until he or she is discharged from the hospital, to the extent coverage is provided under the terms of the Seller Medical Plans.

7.9.3

Buyer, at no expense to Seller, shall provide the benefits, if any, required from and after the Closing Date pursuant to COBRA for any Company Employee who is or becomes entitled to such continuation medical coverage from Seller or Buyer on or after the Closing Date, and Seller shall be responsible for any benefits required pursuant to COBRA prior to the Closing Date.

7.9.4

At the Closing Date, the Company shall assume or retain sole liability for all obligations with respect to post-retirement medical and other welfare benefits for all Company Employees and all Former Employees of the Company.  The liabilities with respect to such post-retirement benefits shall be determined in accordance with the applicable methodology and assumptions set forth in Schedule 7.6.2.  Seller shall cause to be transferred to the Company the trusts funding the post-retirement medical and other welfare benefits for all Company Employees and Former Employees of the Company.

7.10

Vacation and Sick Day Benefits Accrued Through Closing Date.  Buyer shall credit each Company Employee with any vacation and sick days accrued as of the Closing Date in accordance with the terms of Seller's vacation and sick day policies in effect as of such date.

7.11

Welfare Benefits.  Except as otherwise set forth herein, Seller shall be liable for claims incurred under the Welfare Plans prior to the Closing Date.

7.12

Flexible Spending Accounts.  Buyer shall, effective as of the Closing Date, allow Company Employees to participate in its flexible spending account and dependent care assistance plans by (i) honoring all elections made by Company Employees under the Southwestern Energy Company Salary Conservation Plan (the “FSA”) in respect of the year in which the Closing Date occurs and (ii) giving credit thereunder for all unused amounts credited in respect of each Company Employee as of the Closing Date under the FSA.

7.13

[Intentionally Omitted].

7.14

Wage Reporting.  The Parties acknowledge that, for federal income tax wage reporting purposes, Buyer qualifies as a successor employer with respect to the Company Employees. In connection with the foregoing, the Parties agree to follow the “Alternative Procedures” set forth in Section 5 of Revenue Procedure 96-60, 1996-2-C.B.399.  In connection with the application of the “Alternative Procedures,” (i) Seller and Buyer each shall report on a predecessor-successor basis as set forth in such Revenue Procedure, (ii) Seller shall be relieved from furnishing Forms W-2 to the Company Employees, and (iii) Buyer shall assume the obligations of Seller to furnish such Forms W-2 to such employees for the full calendar year in which the Closing occurs.

7.15

Assumed Plans.  At the Closing Date, the Company and/or the Buyer shall assume and continue to maintain only those plans, agreements and arrangements (or portions thereof, to the extent provided in this Article VII) listed on Schedule 7.15 (collectively, the “Assumed Plans”).

VIII.  ADDITIONAL RIGHTS AND OBLIGATIONS

8.1

Access After Closing.  Buyer will permit Seller and its representatives reasonable access on reasonable notice during normal business hours, for a period of three (3) years following the Closing Date and for such longer period as may be required in connection with any pending or threatened judicial or administrative proceeding with respect to which Seller is indemnifying the Buyer Indemnified Parties pursuant to this Agreement, to the books and records of the Company, including the right to make copies thereof, and to personnel (for reasonable inquiry and testimony) in compliance with Section 6(a) of the Release of Liability.  Notwithstanding the foregoing, Buyer will permit Seller reasonable access after the Closing Date until the date that is six (6) months after the expiration of any applicable statutes of limitations (including extensions thereof) with respect to books and records relating to liabilities for Taxes and Tax Returns of the Company with respect to which Seller is indemnifying the Company pursuant to this Agreement.  Similarly, Seller will permit Buyer, the Company and their representatives reasonable access on reasonable notice during normal business hours, for a period of three (3) years following the Closing Date and for such longer period as may be required in connection with any pending or threatened judicial or administrative proceeding, to the books and records of Seller and its Subsidiaries that are relevant to such proceedings with respect to which Buyer is indemnifying the Seller Indemnified Parties pursuant to this Agreement, including the right to make copies thereof, and to personnel (for reasonable inquiry and testimony) in compliance with Section 6(a) of the Release of Liability. Notwithstanding the foregoing, Seller will permit Buyer and the Company reasonable access after the Closing Date until the date that is six (6) months after the expiration of any applicable statutes of limitations (including extensions thereof) with respect to books and records relating to liabilities for Taxes and Tax Returns of the Company.  Seller and Buyer shall preserve all information, records or documents in their respective possessions relating to liabilities for Taxes with respect to the Company for taxable years or portions thereof ending on or before the Closing Date until six (6) months after the expiration of any applicable statute of limitations (including extensions thereof) with respect to the assessment of such Taxes. All information so obtained shall be kept confidential by Buyer and Seller pursuant to the terms and conditions of the Release.  As soon as practicable following the Closing Date, at Seller’s sole cost and expense, Buyer shall arrange for the delivery to Seller of the existing records and documents in the Company’s possession relating to Seller’s and its Subsidiaries’ (other than the Company’s) business and affairs, including, without limitation, files and records related to SEECO, Inc. and Southwestern Energy Production Company.  In the event Buyer becomes aware (after the Closing) of Buyer’s possession of documents or records related to Seller's or its Subsidiaries’ (other than the Company’s) business and affairs before the Closing Date, Buyer will continue to comply with the foregoing.  Similarly, as soon as practicable following the Closing Date, Seller shall arrange for the delivery to Buyer of the existing records and documents in the possession of Seller or any of its Subsidiaries relating solely to the Company’s business and affairs.  In the event Seller becomes aware (after the Closing) of Seller’s possession of documents or records related to the Company’s business and affairs before the Closing Date, Seller will continue to comply with the foregoing.  For seven (7) years after the Closing Date (or such longer period as may be required by applicable Law), Buyer shall have reasonable access to any other records relating to the Company Employees or Former Employees of the Company or the disclosure of which is required by Law or legal or regulatory process or subpoena, in the possession of Seller or any of its Subsidiaries to the extent that such access may reasonably be required in connection with the Company Employees or Former Employees of the Company, or other matters relating to or affected by the operation of the natural gas distribution business of the Company.  The guidelines set forth in Schedule A of the Transition Services Agreement shall supplement this obligation to deliver.

8.2

Further Assurances.  At any time and from time to time after the Closing Date, Seller shall, at the request of Buyer, and Buyer shall, at the request of Seller, execute and deliver any further instruments or documents and take all such further action as the other Party may reasonably request in order to consummate and make effective the sale of the Shares pursuant to this Agreement or to fulfill any other of such Party’s obligations hereunder.

8.3

Confidentiality.  The terms of the Confidentiality Agreements are hereby incorporated herein by reference and shall continue in full force and effect; provided, however, that notwithstanding the foregoing, on the Closing Date the Confidentiality Agreements shall terminate and the parties thereto shall be released from all obligations thereunder.

8.4

Schedules.  Unless the context otherwise requires, all capitalized terms used in the Schedules shall have the respective meanings assigned in this Agreement.  No reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Schedules.  No disclosure in the Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  Each disclosure in the Schedules referred to in Article III or IV shall be deemed to qualify all representations and warranties of the Parties notwithstanding the lack of a specific cross-reference to the extent the applicability of such disclosure to such other Schedule is readily apparent on its face.

8.5

Tax Matters.

8.5.1

Pre-Closing Tax Period Returns.  With respect to any Tax Return relating to income taxes covering a Pre-Closing Tax Period with respect to the Company, Seller shall cause such Tax Return to be prepared and to be filed timely with the appropriate Governmental Authority, and Seller shall pay to the appropriate Governmental Authority, on or prior to the due date for any such Tax Return, all amounts which are shown as due on such Tax Return. Seller shall be entitled to any refund for Taxes (and related interest) for any period covered by any such Tax Return.

8.5.2

Straddle Returns.  With respect to any Tax Return covering a Tax period beginning on or before the Closing Date and ending after the Closing Date (a “Straddle Period Return”) with respect to the Company, Buyer shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein and shall furnish a copy of such Tax Return to Seller.  Seller shall provide Buyer with the information necessary to prepare all such Tax Returns.  Seller shall pay to Buyer at least five (5) days prior to the due date for the filing of any Straddle Period Return an amount equal to the portion of the Taxes shown on such return which relates to the portion of such Tax period ending on the Closing Date (a “Pre-Closing Straddle Period”).  For purposes of this Section 8.5.2, in the case of any Taxes, other than corporate income taxes, that are imposed on a periodic basis and are payable with respect to a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, receipts, sales or payroll, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax, other than corporate income tax, based upon or related to income, receipts, sales or payroll, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date.  Any franchise or similar Taxes shall be allocated to the period during which the income operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such franchise Tax.  For purposes of corporate income Tax Returns filed with the IRS and the State of Arkansas, such Tax Returns shall be filed in accordance with the requirements of Internal Revenue Service Regulations §1.1502-76(b), which require that Seller include all items of income, gain, deduction, loss and credit for the portion of the tax return year for which the Company is a member of Seller's consolidated tax return group.  The Company shall remain a member of Seller's consolidated tax return group until the Closing Date and Seller shall cause income tax returns to be filed which include all applicable return items that occur prior to the Closing Date.  For the Tax Return period following the Closing Date, all items of income, gain, deduction, loss and credit shall be reported by Buyer in its consolidated group return or in a separate return filed by the Company as set forth in the Internal Revenue Service Regulations §1.1502-76(b).   Buyer shall cause income tax returns to be filed which include all applicable return items that occur subsequent to the Closing Date.  Income tax payments will be the responsibility of the party required to file the returns.

8.5.3

Post-Closing Tax Period Returns.  Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all Tax years beginning after the Closing Date.

8.5.4

Consistency.  Any Tax Return to be prepared pursuant to the provisions of Section 8.5.2 or 8.5.3 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact. Buyer shall not (or after the Closing, shall not cause or permit the Company to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Company (i) with respect to any Pre-Closing Tax Period, or (ii) with respect to any Straddle Period Return without the prior written consent of Seller, which consent shall not be unreasonably withheld.

8.5.5

Access to Tax Records.  Seller shall grant to Buyer (or its designees) access at all reasonable times to all of the information, books and records relating to the Company within the possession of Seller or any member of the Seller Group (including workpapers and correspondence with taxing authorities), and shall afford Buyer (or its designees) the right (at Buyer’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns and to conduct negotiations with Governmental Authorities. Buyer shall grant or cause the Company to grant to Seller (or its designees) access at all reasonable times to all of the information, books and records relating to the Company within the possession of Buyer or the Company (including workpapers and correspondence with taxing authorities), and shall afford Seller (or its designees) the right (at Seller’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities.

8.5.6

Transfer Taxes.  Buyer shall be responsible for the payment of all state and local transfer, sales, use or other similar Taxes resulting from the transactions contemplated by this Agreement.

8.5.7

Indemnification for Taxes.  From and after the Closing Date, Seller shall protect, defend, indemnify and hold harmless Buyer and the Company from any and all (i) Losses resulting from a breach of the representations and warranties in Section 3.11 (and the certifications in Seller’s Closing Certificate insofar as relating to said Section 3.11) and (ii) Taxes imposed on Buyer or the Company (a) for any Tax period beginning on or after the Beginning Tax Date and ending on or before the Closing Date (except for Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing), (b) with respect to any Pre-Closing Straddle Period or (c) resulting by reason of the liability of the Company for Taxes pursuant to Treas. Reg. § 1.1502-6 or any analogous state, local or a foreign law or regulation for periods beginning on or before the Closing Date; provided, however, that Seller’s liability under this Section 8.5 shall be reduced with respect to any item to the extent that the amount of such item is reflected as a current liability in Net Working Capital for purposes of Section 2.2.2.  Buyer shall protect, defend, indemnify and hold harmless Seller and each member of the Seller Group from any and all other Taxes imposed on the Company.  For purposes of this Section 8.5.7, in determining whether there has been a breach of the representations and warranties in Section 3.11 (and the certifications in Seller’s Closing Certificate insofar as relating to said Section 3.11), the terms “Material Adverse Effect,” “material,” “materiality” and words of similar import used therein shall be disregarded.

8.5.8

Tax Proceedings.  In the case of any audit, examination or other proceeding (“Tax Proceeding”) with respect to Taxes for which Seller would be liable pursuant to this Agreement, Buyer shall promptly inform Seller, and shall afford Seller, at its expense, the opportunity to control the conduct of such Tax Proceedings. Seller shall have the right to initiate any claim for refund, file any amended Tax Return or take any other action which it deems appropriate with respect to such Taxes; provided, however, that such action does not adversely affect Buyer or the Company for any Tax year beginning after the Closing Date. Any Tax Proceeding with respect to Taxes for a period which includes but does not end on the Closing Date shall be controlled jointly by Seller and Buyer.

8.5.9

Tax Sharing Agreements.  On or before the Closing Date, (i) all tax sharing agreements and arrangements (other than those reflected in this Section 8.5) with respect to or involving the Company shall be terminated and, after the Closing Date, the Company shall not be bound thereby or have any liability or obligations thereunder, (ii) all intercompany obligations or payables between the Company and Seller or any Affiliate of Seller relating to Taxes (other than those reflected in this Section 8.5) shall have been eliminated and the Company shall have no obligation to Seller or any Affiliate of Seller with respect to Taxes other than those reflected in this Section 8.5.

8.5.10

Tax Refunds.  Any refunds or credits of Taxes that were paid in respect of a Tax year or Tax period of the Company for a Pre-Closing Tax Period shall be for the account of Seller (except to the extent appearing as an asset on the Closing Statement), and any refund or credits of Taxes that were paid in respect of a Tax year or Tax period of the Company beginning on or after the Closing Date shall be for the account of Buyer. Buyer shall pay the amount of any such refunds or credits to the other Party within fifteen (15) days after receipt thereof. The preceding sentences shall not apply to any refunds or credits to the extent such refunds or credits are an asset on the Closing Statement, in each case, all of which refunds or credits shall be for the account of Buyer.

8.5.11

FIRPTA Certificate.  At Closing Seller shall provide to Buyer a "Certificate of Non-Foreign Status" as prescribed in Treas. Reg. Section 1.1445 -2.

8.6

Intercompany Loans.  At the Closing, (i) Seller shall have been credited on the books of the Company with a capital contribution in an amount equal to the Closing Date Outstanding Indebtedness, (ii) the Intercompany Note (and all other indebtedness for money borrowed by the Company from Seller and/or any of its Affiliates) shall be canceled, and (iii) the Company shall automatically without any action on the part of any Person be irrevocably discharged and released from all obligations and liabilities under or in respect of the Intercompany Note (and all other indebtedness for money borrowed by the Company from Seller and/or its Affiliates).  Evidence of the cancellations referred to in this Section 8.6 (in form and substance acceptable to the Buyer) shall be provided to Buyer at the Closing.

8.7

Litigation and Other Proceedings.  Buyer and Seller shall use commercially reasonable efforts to cooperate with the other after the Closing Date in connection with any litigation or other proceedings relating to the Company or its business or assets.  Without limiting the generality of the foregoing, in connection with such litigation or other proceedings, the Parties will comply with Section 8.1 hereof.

8.8

Title to Certain Assets.

(a)

Buyer and Seller agree that some assets (including equipment) connected to the Company’s gathering system are not assets of the Company. Buyer and Seller hereby agree that, as of the Closing Date, equipment located from the wellhead to the inlet flange of the Company’s measurement meter shall be owned by Seller and title to such assets shall be in the name of Seller, and all other equipment located from the Company’s measurement meter to the Company’s gathering system shall be owned by the Company and title to such assets shall be in the name of the Company.  Buyer and Seller shall take and do all commercially reasonable actions to ensure that title to such assets are in the name of the Company or Seller, as applicable, in accordance with this Section 8.8(a).

(b)

Buyer and Seller agree that, on or prior to the Closing Date, the Company shall transfer and convey the Office Building to Seller as a distribution in respect of the Shares (the “Office Building Conveyance”).  The deed effecting such transfer and conveyance shall be in form and substance reasonably acceptable to Buyer and Seller but shall in any event expressly disclaim all express and implied representations and warranties on the part of the Company (including warranties of title and condition) and Seller shall pursuant to such document (i) expressly assume all liabilities and obligations, whether known or unknown, implied or express, relating to the Office Building and take the Office Building “as is, where is” subject to any and all Encumbrances thereon and (ii) indemnify the Company and its successors and assigns from and against any and all Losses to which the Company or any of its successors or assigns becomes subject or which the Company or any of its successors or assigns suffers or incurs arising out of the ownership or operation of the Office Building prior to or after the Closing.  At the Closing, immediately following the transfer of the Shares to Buyer, Seller and the Company shall enter into a lease with respect to the premises of the Office Building in the form set forth in Exhibit C hereto (the “Building Lease”).  Seller shall pay (without right of reimbursement from the Company or Buyer) all costs, fees, taxes and expenses in connection with the Office Building Conveyance including transfer and recordation fees and taxes. The Parties acknowledge and agree that the covenants and agreements contained in this Section 8.8(b) shall not supersede the conditions to Closing set forth in Sections 9.8 and 10.8 or limit the requirement that any such condition be satisfied or waived as set forth therein as a condition to the obligations of the applicable Party to consummate the transactions contemplated at the Closing.  For the avoidance of doubt, neither the Seller Filings nor Buyer Filings shall include any offer or otherwise require any Person to provide any consideration or to incur any current or future liability (other than the obligations of the parties as set forth in the Building Lease) or to agree to a net loss of benefit for the Company in order to cause or permit the distribution of the Office Building as contemplated by this Agreement.

(c)

Buyer agrees that it is the express intention of Buyer and Seller that any right of first refusal that may be held by the Company with respect to the Stockton Storage Facility owned by a Subsidiary of Seller be terminated as a part of the transactions contemplated hereby and the reverter contained in the deed to the real property related thereto be relinquished and that the applicable APSC application(s) to be filed pursuant to Sections 5.1 and 6.1 provide for the modification by the APSC of the Stipulation and Agreement approved in Order #52 under Docket 92-028-U (including any amendments of such Stipulation and Agreement) to eliminate any requirement for the Company to retain any such right of first refusal and to cause title to the Stockton Storage Facility and the related real property to be held by such Seller’s Subsidiary free and clear of all Encumbrances arising pursuant to such Stipulation and Agreement and amendments (“Stockton Encumbrances”).  Further, at and following the Closing, Buyer agrees to take and do, and to cause the Company to take and do (subject to and in accordance with the decisions of the APSC), all commercially reasonable actions necessary (including the execution of such other documents as Seller may reasonably request) to remove any Encumbrances arising by, through or under the Company from the title to the Stockton Storage Facility and the related real property including, if requested by Seller, seeking the consent or approval of any third party; provided, however, that neither Buyer nor the Company shall be required to provide any consideration to any Person or incur any current or future liability or loss of benefit to cause or permit the removal of any Encumbrance.  The Parties acknowledge and agree that the covenants and agreements contained in this Section 8.8(c) shall not affect or supersede the condition to Closing set forth in Section 10.4.

8.9

Mutual Release and Shared Privileges.  Buyer and Seller agree that Seller, Buyer and the Company shall enter into a mutual release and shared privilege agreement to be dated as of and effective as of the Closing Date in the form set forth in Exhibit D hereto (the “Release of Liability”), which in no event shall affect the existing agreements (other than the Terminated Arrangements (as defined in Schedule 8.9) and the Intercompany Note) by and among the Company, Seller and Seller’s Affiliates, which agreements are described in Schedule 8.9 hereof.

8.10

Charitable Contributions, Etc.  Following the Closing Date, Buyer shall cause the Company to honor and pay all commitments of the Company with respect to charitable contributions and local community support that are set forth on Schedule 8.10 hereof.

8.11

Assignment of Intellectual Property.  Seller and the Company agree to enter into, execute and deliver an assignment of intellectual property rights to be dated as of and effective as of the Closing Date, in the form attached to this Agreement as Exhibit E, whereby Seller will assign and transfer to the Company the Intellectual Property referenced in Schedule 3.21 of this Agreement (the “Assignment of Intellectual Property Rights”).

8.12

Bill of Sale and Assignment of Personal Property.  Buyer and Seller agree that Seller  and the Company shall at the Closing enter into, execute and deliver an assignment of personal property to be dated as of and effective as of the Closing Date, in the form attached to this Agreement as Exhibit F, whereby Seller will assign and transfer to the Company the personal property relating to the business of the Company that is owned by Seller as referenced in Schedule 8.12 of this Agreement (the “Bill of Sale and Assignment of Personal Property”).

8.13

Novation of Hedging Agreements.  Buyer shall have the right, but at its sole cost and expense, at any time prior to the Closing Date to require the novation (pursuant to a novation agreement in form and substance reasonably satisfactory to Buyer) of any or all of the Hedging Agreements to the Company or any other designee of Buyer effective as of the Closing Date (the “Novation of Hedging Agreements”) and Seller shall novate the designated Hedging Agreements (or cause the applicable Affiliate of Seller to so novate) effective as of the Closing Date and deliver a duly executed original of each such Novation of Hedging Agreement to Buyer at the Closing.  The Company shall have the right to enter into Hedging Agreements in the ordinary course of business consistent with past practice but prior to entering into any such Hedging Agreement, Seller shall use its commercially reasonable efforts to provide Buyer with a reasonable opportunity to review such Hedging Agreement (and credit support requirements relating thereto) and consult with Seller with respect thereto.  Any Hedging Agreement entered into after the date hereof and prior to Closing for the Company’s benefit shall be entered into directly by the Company and not through Seller or any other Person.  Subject to Section 5.2, in no event shall Seller be obligated to enter into, or to cause the Company to enter into, any Hedging Agreements.

8.14

Transition Trademark License.  Seller, Buyer and the Company shall enter into, execute and deliver a transition trademark license agreement to be dated as of and effective as of the Closing Date, in the form attached to this Agreement as Exhibit H whereby Seller grants to Buyer and the Company the right to use the business names, brand names, trade names, trademarks, services marks, logos and domain names or any portion thereof of Seller or its Affiliates that are not assigned to Buyer on the Closing Date but that on or before the Closing Date were used in connection with or on the Company’s equipment, goods, services, inventory, signage, publications, websites, marks, names, logos, supplies, software, pipelines, or other assets, all as more particularly set forth in Exhibit H (the “Transition Trademark License Agreement”)

8.15

Abstracts.  Within seventy-five (75) days after the date hereof, Seller shall cause to be prepared by a title abstractor reasonably acceptable to Buyer and delivered to Buyer abstracts of title for the Owned Properties (other than office and warehouse space) (the “Abstracts”) showing, in customary detail, the state of title to such assets, including the legal description and any other identification of such assets and the instruments creating or evidencing such assets and the Encumbrances to which such assets are subject and the instruments otherwise reflected in the Abstracts (all the instruments referred to in this sentence hereinafter referred to as the “Instruments”).  If, within twenty (20) Business Days following Buyer’s receipt of the Abstracts (and copies of the Instruments) from Seller and a letter from Seller listing all of the Abstracts delivered to Buyer in accordance with this Section 8.15 and stating that the listed Abstracts constitute all of the Abstracts for purposes of Section 8.15, Buyer does not inform Seller that, in Buyer’s sole good faith reasonable discretion, the state of title reflected in such Abstracts are, in the aggregate, not satisfactory to Buyer, then the Abstracts shall be deemed satisfactory to Buyer for the purposes of this Agreement.  If the state of title reflected in the Abstracts is not satisfactory to Buyer in Buyer’s sole good faith reasonable discretion, then Buyer shall notify Seller in writing prior to expiration of such twenty (20) Business Day period and specifically identify the issues that exist with respect to the state of the title that caused it to be unsatisfactory to Buyer and the steps that Buyer requires to be taken to remedy such issues (“Buyer Objection Notice”).  Seller shall have the right (but not the obligation) at Seller’s sole cost and expense (the “Seller Option”) to take the steps required by Buyer to remedy the title issues.  If Seller (i) notifies Buyer in writing that it is not exercising the Seller Option, or (ii) fails to notify Buyer within ten (10) Business Days after Seller’s receipt of the Buyer Objection Notice (the “Seller Notice Period”) that Seller has elected to exercise the Seller Option, then Buyer shall have the right to terminate this Agreement pursuant to Section 11.1(d).  If Seller elects to exercise the Seller Option, Seller shall use commercially reasonable efforts to remedy the title issues and shall keep Buyer regularly apprised of the status of the title curative work.

8.16

Transition Services Agreement.  Seller shall consider in good faith such modifications to the form of Transition Services Agreement attached as Exhibit B as Buyer may propose, it being recognized that Buyer has not completed its evaluation of all transition services it may desire that Seller provide.  Seller shall not unreasonably withhold its consent to Buyer’s request to add any services to the Transition Services Agreement so long as such  services are consistent with Seller’s past practices, in terms of quantity and quality, and the fees for such additional services shall not exceed the amounts of Seller's historical allocation of costs (including overhead) to the Company for providing such services.

IX.  CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer under this Agreement to purchase the Shares and to consummate the other transactions at the Closing contemplated hereby shall be subject to the satisfaction (or waiver by Buyer in writing in its sole discretion) on or prior to the Closing Date of all of the following conditions:

9.1

Representations, Warranties and Covenants of Seller.  Seller shall have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and all the representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date (other than those representations and warranties which are qualified by “Material Adverse Effect”, “material”, “materiality” or similar words, which shall be true and correct in all respects on and as of the Closing Date) with the same effect as though made on and as of the Closing Date, except (i) to the extent that such representations and warranties were made as of a specified date, and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct in all material respects as of the specified date (other than those representations and warranties which are qualified by “Material Adverse Effect”, “material”, “materiality” or similar words, which shall be true and correct in respect as of the specified date) and (ii) Seller may update any Schedule referred to in Article III hereto at any time prior to the Closing Date to reflect changes after the date hereof resulting from the conduct of the Company’s business in the ordinary course consistent with past practice, if such updated Schedule does not reflect any matter that could, individually or in the aggregate, adversely affect Buyer or the Company in any material respect (but no such matter included in any updated Schedule shall limit, modify or otherwise affect the remedies available hereunder to Buyer, including any right to indemnification or the representations or warranties of, or the conditions to the obligation of, the Parties under or with respect to this Agreement); provided, however, Buyer shall have no right to indemnification under Section 12.1(a) insofar as relating to Section 3.6 with respect to the Owned Properties (or the certifications in Seller’s Closing Certificate relating to Section 3.6 with respect to the Owned Properties) with respect to any matter reflected in the Abstracts delivered to Buyer within seventy-five (75) days after the date hereof pursuant to Section 8.15 and Seller shall not  be in breach of any representation or warranty set forth in this Agreement insofar as relating to Section 3.6 (or the certifications in Seller’s Closing Certificate relating to Section 3.6 with respect to the Owned Properties) as a result of any matter set forth in said Abstracts.  Buyer shall have received a certificate of Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the conditions set forth in this Section 9.1 (“Seller’s Closing Certificate”).

9.2

Legal Proceedings.  No preliminary or permanent injunction or other order issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority or arbitral body, which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby shall be in effect and there shall not be any action, suit, proceeding or investigation pending or threatened seeking to restrain, enjoin, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement.  In addition, there shall not be any action, suit, proceeding or investigation, instituted or commenced by, or settled with, any Governmental Authority that would, or would be reasonably likely to, result in the imposition of either (i) material limitations on the ability of Buyer to exercise customary rights of ownership in the business of the Company; (ii) criminal sanctions on Buyer or any of its Affiliates arising from (A) the transactions contemplated by this Agreement, (B) actions of the Company; or (C) actions of Seller or its Affiliates and imposed on Buyer or its Affiliates as a result of entering into this Agreement or the consummation of the transactions contemplated therein, (iii) criminal sanctions on the Company; or (iv) any material penalties, fines or orders of restitution on Buyer (taking into account the consummation of the transactions contemplated by this Agreement) or on the Company.

9.3

HSR Act and Consents.

(a)

All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired and been terminated.

(b)

All consents, approvals or orders of each Governmental Authority referred to in Schedules 3.10 or 4.4 (other than item 4 (environmental permits) on such Schedules) hereto as well as all consents, approvals and orders of the APSC, the granting of which are necessary to consummate the transactions contemplated hereby, shall have been obtained with terms that are satisfactory to Buyer, in Buyer’s sole good faith and reasonable discretion; provided, however, that any consent, approval or order shall be deemed satisfactory to Buyer for purposes of this Agreement to the extent that the terms and conditions of such consent, approval or order are consistent with and are not less favorable to Buyer in any material respect than those terms and conditions contained in consents, approvals or orders obtained in connection with the acquisition of the companies or assets that constitute the Buyer Group.

(c)

The consents and approvals of third parties (other than any Governmental Authority) identified on Schedule 9.3 shall have been obtained; provided, however, that if any such consent or approval is not obtained, this condition will be deemed satisfied if Buyer and Seller enter into arrangements reasonably satisfactory to Buyer and Seller that result in the Company being in the same economic position as though such consent or approval had been obtained.

9.4

No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any events that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

9.5

Other Documents.  Seller shall have delivered to Buyer such certificates, documents and instruments (including certified resolutions, authorizations and confirmations of incumbency and resignations of the designated directors of the Company and the Designated Employees) as Buyer may reasonably request to effect or confirm the transactions contemplated hereby.

9.6

Natural Gas Service Agreement.  Seller’s Subsidiary, SEECO, Inc. shall have executed and delivered to Buyer the Natural Gas Service Agreement.

9.7

Transition Services Agreement.  Seller shall have executed and delivered to the Company, with a copy to Buyer, the Transition Services Agreement, unless Buyer does not require the parties to enter into such a Transition Services Agreement.

9.8

Transfer of Office Building and Execution of Building Lease.  The Company shall have transferred the Office Building to Seller pursuant to the Office Building Conveyance  in accordance with Section 8.8(b) and a copy of the deed or other document executed in connection therewith containing the provisions required by Section 8.8(b) shall have been delivered to Buyer and Seller shall have executed and delivered to the Company, with a copy to Buyer, the Building Lease.

9.9

Release.  Seller shall have executed and delivered to Buyer and the Company the Release of Liability.

9.10

Assignment of Intellectual Property Rights.  Seller shall have executed and delivered to the Company, with a copy to Buyer, the Assignment of Intellectual Property Rights.

9.11

Bill of Sale and Assignment of Personal Property.  Seller shall have executed and delivered to the Company, with a copy to Buyer, the Bill of Sale and Assignment of Personal Property.

9.12

Transition Trademark License Agreement.  Seller shall have executed and delivered to the Company, with a copy to Buyer, the Transition Trademark License Agreement.

9.13

General Warranty Deed and Abstracts.

(a)

Seller shall have executed, delivered and recorded a general warranty deed in the form attached hereto as Exhibit I conveying the Conveyed Property to the Company and shall have provided Buyer with customary evidence thereof.

(b)

Buyer shall have had twenty (20) Business Days to review the Abstracts and Instruments and if Seller has exercised the Seller Option pursuant to Section 8.15, Seller shall have, at its sole cost and expense, remedied the issues identified in the Buyer Objection Notice in accordance with and as required in the Buyer Objection Notice and shall have provided to Buyer evidence thereof satisfactory to Buyer in its sole good faith discretion.

X.  CONDITIONS TO SELLER’S OBLIGATIONS

The obligations of Seller under this Agreement to sell the Shares and to consummate the other transactions contemplated at the Closing hereby shall be subject to the satisfaction (or waiver by Seller in writing in its sole discretion) on or prior to the Closing Date of all of the following conditions:

10.1

Representations, Warranties and Covenants of Buyer.  Buyer shall have complied in all material respects with all of its agreements and covenants contained herein to be performed on or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties were made as of a specified date, and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct in all material respects as of the specified date. Seller shall have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions set forth in this Section 10.1 (the “Buyer’s Closing Certificate”).

10.2

No Prohibition.  No statute, rule, regulation or order of any court or administrative agency shall be in effect which prohibits Seller from consummating the transactions contemplated hereby.

10.3

HSR Act and Consents.

(a)

All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired and been terminated.

(b)

All consents, approvals  or orders of each Governmental Authority referred to in Schedules 3.10 or 4.4 (other than items 3 (FCC licenses) and 4 (environmental permits) on such Schedules) hereto as well as all consents, approvals and orders of the APSC, the granting of which are necessary to consummate the transactions contemplated hereby, shall have been obtained with terms that are satisfactory to Seller, in Seller’s sole good faith and reasonable discretion; provided, however, that any consent, approval or order shall be deemed satisfactory for purposes of this Agreement to the extent that the terms and conditions of such consent, approval or order are consistent with the terms and conditions of this Agreement and the Exhibits attached hereto for the benefit of Seller and its Affiliates.

(c)

The consents and approvals of third parties (other than any Governmental Authority) identified on Schedule 10.3 shall have been obtained; provided, however, that if any such consent or approval is not obtained, this condition will be deemed satisfied if Buyer and Seller enter into arrangements reasonably satisfactory to Buyer and Seller that result in the Company (and Buyer) or Seller, as the case may be, being in the same economic position as though such consent or approval had been obtained.

10.4

No Encumbrances.  Title to the Stockton Storage Facility and the related real property shall be free of all of the Stockton Encumbrances.

10.5

Other Documents.  Buyer shall have delivered to Seller such certificates, documents and instruments, including certified resolutions, authorizations and confirmations of incumbency, as Seller may reasonably request to effect or confirm the transactions contemplated hereby.

10.6

Natural Gas Service Agreement.  The Company shall have executed and delivered to Seller the Natural Gas Service Agreement.

10.7

Transition Services Agreement.  Buyer and the Company shall have executed and delivered to Seller the Transition Services Agreement, unless Buyer does not require the parties to enter into such a Transition Services Agreement.

10.8

Execution of Building Lease.  The Company shall (subject to the Office Building Conveyance having occurred in accordance with Section 8.8(b)) have executed and delivered to Seller the Building Lease.

10.9

Release.  Buyer and the Company shall have executed and delivered to Seller the Release of Liability.

10.10

Assignment of Intellectual Property Rights.  The Company shall have executed and delivered to Seller the Assignment of Intellectual Property Rights.

10.11

Bill of Sale and Assignment of Personal Property.  The Company shall have executed and delivered to Seller the Bill of Sale and Assignment of Personal Property.

10.12

Gas Cost Compliance Audit.  The gas cost compliance audit of the Company by the APSC relating to the period commencing in June 2002 (the “Gas Cost Compliance Audit”), shall have been completed, with either (i) a letter, an order or similar action having been issued or taken by the APSC, indicating that such audit has been fully resolved, or (ii) the Company otherwise shall have settled, in the exercise of its sole discretion, the Gas Cost Compliance Audit (each of clauses (i) and (ii) being a “Final Action”), and in either case, such Final Action did not have or could not reasonably be expected to have a Material Adverse Effect (but excluding, solely for the purposes of this Section 10.12, any “Change in Law” from the definition of “Material Adverse Effect”); provided, however, that Seller shall be obligated to waive the condition contained in this Section 10.12 if Buyer, in its sole discretion, notifies Seller in writing that Buyer has irrevocably waived and terminated Section 12.1(d) of this Agreement.

XI.  TERMINATION PRIOR TO CLOSING

11.1

Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)

By the mutual written consent of Buyer and Seller;

(b)

By either Seller or Buyer, if any Governmental Authority with jurisdiction over such matters shall have issued an order restraining, enjoining, or otherwise prohibiting the sale of the Shares hereunder and such order shall have become final and unappealable; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to a Party if such order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(c)

By either Buyer or Seller if the other Party breaches or fails to comply in any material respect with any of its representations, warranties, covenants or agreements in this Agreement; provided, however, that the terminating Party must give the defaulting Party at least twenty (20) days' prior written notice of such failure and the failure is not, or cannot be, cured before expiration of such period;

(d)

By Buyer, within ten (10) Business Days after the earlier of (i) the date upon which Seller notifies Buyer that it will not be exercising the Seller Option, or (ii) the expiration of the Seller Notice Period; or

(e)

By either Buyer or Seller, if the Closing shall have not occurred on or before July 1, 2008; provided, however, that the right to terminate this Agreement under this Section 11.1(e) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

11.2

Effect of Termination.  In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void; provided, however, that such termination shall not relieve any Party of its obligations under Section 8.3, this Section 11.2, Section 13.7 and Section 13.13, nor relieve any Party from liability for any breach of this Agreement and Article I, Sections 8.3, 11.1, 11.2 and Article XIII shall survive termination of this Agreement.  Upon any termination of this Agreement, each Party will return all documents, work papers and other material of the other Party relating to the transactions contemplated hereby and all copies of such materials, whether so obtained before or after the execution hereof, to the Party furnishing the same, provided that each Party may retain one copy of all of the foregoing.

XII.  INDEMNIFICATION AND SURVIVAL

12.1

Indemnification by Seller.  Subject to Sections 12.3 and 12.4, from and after the Closing, Seller shall protect, defend, indemnify and hold harmless Buyer and its Affiliates and Buyer’s and such Affiliates’ respective directors, officers, partners, owners and employees (each such Person, a “Buyer Indemnified Party” and, collectively, the “Buyer Indemnified Parties”) from and against any and all Losses to which any Buyer Indemnified Party becomes subject or which any Buyer Indemnified Party suffers or incurs, insofar as such Losses arise out of or result from (a) any breach by Seller of any of its representations or warranties made in this Agreement or any breach of any certification made in Seller’s Closing Certificate, (b) any breach of any of the covenants or agreements of Seller contained in this Agreement, (c) any current or former employee of Seller or any of Seller’s Affiliates in connection with their employment or termination of employment on or prior to the Closing (other than liabilities assumed by Buyer pursuant to Section 7.9.4, Section 7.7 or the Assumed Plans) and/or (d) the Gas Cost Compliance Audit including any Losses attributable to disallowance of costs (or settlement of any dispute with the APSC concerning the prudence of costs incurred by the Company); provided, however, that when determining whether representations or warranties or certifications of Seller set forth in this Agreement or in Seller’s Closing Certificate have been breached for purposes of determining the indemnification obligations of Seller under this Agreement, (x) the terms “Material Adverse Effect”, “material,” “materiality” or words of similar import as used therein shall be disregarded (other than (i) the reference to “material” and “materiality” in Section 3.12 (Financial Statements), (ii) the reference to “material” in Section 3.17 (Insurance), (iii) the references to “material,” “non-material” and “Material Adverse Effect” in Section 3.18) (No Undisclosed Liabilities; No Material Adverse Effect), and (iv) the references to “material” in Section 3.22 (Books and Accounts), in which cases effect shall be given to such qualifiers included therein), and (y) the term “Knowledge of Seller” in (I) the last sentence of Section 3.5 and (II) the penultimate sentence of Section 3.6 shall be disregarded.  As used herein, “Losses” means any losses, liabilities, claims, damages or obligations (including whether direct or indirect, known, unknown, absolute or contingent, accrued or unaccrued or liquidated or unliquidated) and whether in contract, tort, strict liability or otherwise, and including all reasonable costs and expenses relating thereto (including all reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation), whether or not involving a third party claim; provided, however, that Losses shall not include (i) any consequential, special, multiple, punitive or exemplary damages, except to the extent resulting from third party claims or (ii) any amount taken into account (without duplication) in determining (A) the Closing Purchase Price pursuant to Section 2.2.1 as a result of taking such Losses into account in determining the Estimated Net Working Capital or (B) the Purchase Price pursuant to Section 2.2.2 as a result of taking such Losses into account in determining the Closing Net Working Capital.  Notwithstanding the forgoing, Section 8.5 shall be the exclusive remedy with respect to matters related to Taxes and the representations and warranties in Section 3.11 (and the certifications in Seller’s Closing Certificate insofar as relating to said Section 3.11) and this Section 12.1 shall not apply to such matters.

12.2

Indemnification by Buyer.  Subject to Sections 12.3 and 12.4, from and after the Closing, Buyer shall protect, defend, indemnify and hold harmless Seller, its Affiliates and their respective directors, officers, partners, owners and employees (each such Person, a “Seller Indemnified Party” and, collectively, the “Seller Indemnified  Parties”) from and against any and all Losses to which any Seller Indemnified Party becomes subject or which any Seller Indemnified Party suffers or incurs, insofar as such Losses arise out of or result from (a) any breach by Buyer of any of its representations or warranties made in this Agreement or any breach of any certification made in the Buyer’s Closing Certificate, or (b) any breach of any of the covenants or agreements of Buyer contained in this Agreement.

12.3

Limitations on Liability.

12.3.1

Time Limitations and Survival.  The representations and warranties of the Parties under this Agreement and the certifications contained in Seller’s Closing Certificate and the Buyer’s Closing Certificate shall survive the Closing and any investigation by the Parties. Any claim for indemnification by any Buyer Indemnified Party or Seller Indemnified Party pursuant to Section 12.1 or Section 12.2 must be made by written notice given within twelve (12) months after the Closing Date, except with respect to claims for indemnification relating (A) to a breach of any of the covenants or agreements that are performable after the Closing as contained in Article VII and/or any of Sections 2.2.2, 5.1, 5.9, 5.10, 5.11, 6.2, 8.1, 8.2, 8.3, 8.5, 8.7, 8.8, 8.10, 12.4, 12.5, 13.11, 13.12 and 13.13 (collectively, the “Post-Closing Covenants”), (B) the provisions of  Section 12.1(b) and 12.2(b) solely as they relate to the Post-Closing Covenants, (C) Section 12.1(c) and (D) (unless terminated pursuant to Section 10.12) Section 12.1(d); provided, however, that (a) any claim for indemnification by any Buyer Indemnified Party with respect to any breach of any of the representations and warranties set forth in Sections 3.2 (Authorization and Validity of Agreement; Title to Shares), 3.3(i) (No Contravention) and/or 3.11 (Tax Matters) (and the certifications in Seller’s Closing Certificate relating to said Sections 3.2, 3.3(i) and/or 3.11) and (b) any claims pursuant to Section 8.5.7, may be made by written notice within sixty (60) days after the expiration of the applicable statute of limitation period.  Notwithstanding anything to the contrary, in the event that written notice of a breach of a representation or warranty (or a breach of a covenant or agreement that by its nature is performable prior to or at the Closing) contained herein or in Seller’s Closing Certificate or Buyer’s Closing Certificate that gives rise to a claim for indemnification pursuant to Section 12.1 or 12.2 has, prior to the expiration of the applicable survival period for such representation or warranty (or covenant or agreement), been given to the Party against whom such indemnity claim may be brought, the fact that the applicable survival period expires prior to the resolution of such indemnity claim shall not preclude any Buyer Indemnified Party or Seller Indemnified Party, as the case may be, from pursuing such indemnity claim to its final resolution and obtaining indemnification from Seller or Buyer, as applicable, hereunder.

12.3.2

Limitation on Amount.

(a)

Seller will have no obligation to indemnify Buyer for any Losses pursuant to Section 12.1, except to the extent that such Losses, taken together, exceed $1,000,000 (the “Seller Deductible”), and then only to the extent of such excess.  In no event shall Seller be liable for Losses pursuant to Section 12.1 of more than 15% of the Purchase Price (as determined pursuant to Section 2.2.2 and without regard to Section 12.4(d)) in the aggregate (the “Seller Cap”).  Notwithstanding anything to the contrary, the limitations on Seller’s obligations and liabilities set forth above in this Section 12.3.2(a) shall not apply to (i) Section 12.1(a) insofar as relating to Sections 3.2, 3.3(i) and/or 3.11 or the certifications in Seller’s Closing Certificate relating to said Sections 3.2, 3.3(i) and/or 3.11, (ii) Section 12.1(b) insofar as relating to any willful breach of any of the covenants or agreements of Seller contained in this Agreement that, by their nature, are performable at or prior to the Closing, (iii) Section 12.1(b) insofar as relating to any breach of any of the covenants or agreements of Seller contained in this Agreement that, by their nature, are performable after the Closing or (iv) Section 12.1(c) or 12.1(d) (provided that Section 12.1(d) shall be subject to the Seller Cap).  Any amounts paid to any Buyer Indemnified Party relating to clauses (i), (ii), (iii) and/or (iv) of this Section 12.3.2(a) shall not count toward the Seller Deductible or (other than with respect to Section 12.1(d)) the Seller Cap, or otherwise be considered in determining whether the Seller Deductible has been reached or (other than with respect to Section 12.1(d)) the Seller Cap has been exceeded.

(b)

Buyer will have no obligation to indemnify Seller for any Losses pursuant to Section 12.2, except to the extent that such Losses, taken together, exceed $1,000,000 (the “Buyer Deductible”), and then only to the extent of such excess.  In no event shall Buyer be liable for Losses pursuant to Section 12.2 of more than 15% of the Purchase Price (as determined pursuant to Section 2.2.2 and without regard to Section 12.4(d)) in the aggregate (the “Buyer Cap”).  Notwithstanding anything to the contrary, the limitations on Buyer’s obligations and liabilities set forth above in this Section 12.3.2(b) shall not apply to (i) Section 12.2(a) insofar as relating to Sections 4.2 (Authorization and Validity of Agreement) and/or 4.3(i) (No Contravention) or the certifications in the Buyer’s Closing Certificate relating to said Sections 4.2 and/or 4.3(i), (ii) Section 12.2(b) insofar as relating to any willful breach of any of the covenants or agreements of Buyer contained in this Agreement that, by their nature, are performable at or prior to the Closing or (iii) Section 12.2(b) insofar as relating to any breach of any of the covenants or agreements of Buyer contained in this Agreement that, by their nature, are performable after the Closing, including Section 7.7.  Any amounts paid to any Seller Indemnified Party relating to clauses (i), (ii) and/or (iii) of this Section 12.3.2(b) shall not count toward the Buyer Deductible or Buyer Cap or otherwise be considered in determining whether the Buyer Deductible or Buyer Cap has been satisfied.

12.3.3

Other Limitations.  Any payment by an indemnifying Party shall be reduced by the amount of insurance proceeds recovered from any Person seeking indemnification with respect thereto. If any Indemnified Party may have the right to recover Losses from a third party (that is not an Affiliate of such Indemnified Party) in addition to the indemnifying Party, the Indemnified Party shall assign such right (to the extent assignable) to the indemnifying Party (to the extent of the amount of the payment in respect of the indemnification obligation in question that is actually paid by the indemnifying Party to the Indemnified Party) and shall reasonably cooperate (at the expense of the indemnifying Party) in pursuing any rights against such third party.

12.4

Indemnification Procedure.

(a)

Promptly after receipt by any Indemnified Party of notice of the commencement of any action, proceeding or claim in respect of which such Indemnified Party intends to seek indemnification pursuant to Section 12.1 or 12.2, such Indemnified Party shall notify the indemnifying Party in writing; provided, however, that the omission to so notify shall not relieve the indemnifying Party of its indemnification obligations except to the extent the indemnifying Party is materially prejudiced thereby. The indemnifying Party shall by giving notice to the Indemnified Party of its election to assume control of the defense of such action, proceeding or claim within ten (10) days after the Indemnified Party provides notice to the indemnifying Party of the commencement thereof be entitled to assume control of the defense of such action, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

(i)

the Indemnified Party shall be entitled to participate in the defense of such action, proceeding or claim and to employ counsel (i) at its own expense to assist in the handling of such action, proceeding or claim, (ii) at the expense of the indemnifying Party if requested by the Indemnified Party to participate therein and (iii) at the expense of the indemnifying Party if in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the indemnifying Party that would make such separate representation advisable;

(ii)

no indemnifying Party shall consent to the entry of any judgment or enter into any settlement unless such settlement or judgment (A) includes as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnified Party and its Affiliates of a release from all liability in respect of such action, proceeding or claim and (B) does not involve any injunctive or other relief against the Indemnified Party or any of its Affiliates or their businesses or operations;

(iii)

after providing written notice by the indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action, proceeding or claim in accordance with the foregoing provisions, the indemnifying Party shall not (except as otherwise expressly set forth herein) be liable to such Indemnified Party hereunder for any legal fees, costs and expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; and

(iv)

if a firm offer is made to settle any action, claim or proceeding that does not require the consent of the Indemnified Party pursuant to clause (ii) above and the indemnifying Party desires to accept and agree to such offer, it shall notify the Indemnified Party thereof prior to settling such action, claim or proceeding and if the Indemnified Party fails to consent to such firm offer within twenty (20) days after its receive of such notice, the Indemnified Party shall have the right to continue to contest or defend such action, claim or proceeding and, in such event, the maximum liability of the indemnifying Party with respect to such claim, action or proceeding shall be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnified Party up to the date of such notice.

(b)

If the indemnifying Party does not assume control of the defense of such action, proceeding or claim in accordance with the foregoing provisions, the Indemnified Party shall have the right to defend such action, proceeding or claim in such manner as it may deem appropriate at the sole cost and expense of the indemnifying Party, and the indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 12.4; provided, however, that the Indemnified Party shall not be entitled to consent to the entry of any judgment or enter into any settlement of such action, proceeding or claim for which indemnification is sought without the prior written consent of the indemnifying Party (not to be unreasonably withheld or delayed).

(c)

Notwithstanding the provisions of Section 12.4(a), the provisions of Section 8.5.8 shall control the conduct of any Tax Proceeding.

(d)

All indemnification payments under this Article XII shall be considered adjustments to the Purchase Price.

12.5

Exclusive Rights and Remedies.  If the Closing occurs, then the rights and remedies provided in Section 8.5.7 and this Article XII shall constitute the sole and exclusive rights and remedies with respect to the subject matter of this Agreement, and Buyer and Seller each waives all other rights and remedies, including without limitation any arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended and any similar state law.  Notwithstanding the foregoing, the provisions of Article VIII and this Article XII shall not affect the rights of any Party against any third party (including a third party whose claim against a Party is the basis of a claim for indemnification) and shall not inure to the benefit of any third party; provided, however, that this Section 12.5 is not a limitation on a Party’s rights and obligations under any agreement delivered pursuant to this Agreement.

XIII.  MISCELLANEOUS

13.1

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreements referred to in Section 8.3 constitute the entire understanding of the Parties with respect to the subject matter hereof and, except as provided in Section 8.3, supersedes all other prior or contemporaneous oral or written statements by any Party with respect thereto.

13.2

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, however, that any assignment of this Agreement shall not release any Party from any of its obligations under this Agreement.

13.3

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

13.4

Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction hereof.

13.5

Modification and Waiver.  No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

13.6

No Third-Party Beneficiary Rights.  Subject to Sections 12.1 and 12.2, this Agreement is not intended to and shall not be construed to give any Person other than the Parties any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

13.7

Expenses.  Except as expressly provided otherwise herein, each of Seller and Buyer shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

13.8

Waiver of Conditions.  The conditions to each Party's obligations hereunder are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law.

13.9

Notices.  Any notice, request, instruction or other document to be given hereunder by either Party to the other Party shall be in writing and shall be sent by facsimile (with confirmation received of the recipient’s number) to the number stated below or shall be delivered personally or sent by registered or certified mail (postage prepaid and return receipt requested) to the address stated below.

If to Seller, to:

Southwestern Energy Company
2350 N. Sam Houston Parkway E., Suite 125
Houston, Texas 77032
Attention:  Greg D. Kerley

Executive Vice President and

Chief Financial Officer
Telephone: 281-618-4803
Facsimile:   281-618-4820

With a copy to:	Mayer Brown LLP 700 Louisiana Street, Suite 3400 Houston, Texas 77002 Attention: Marc H. Folladori Telephone: 713-238-2696 Facsimile: 713-238-4696

If to Buyer, to:	SourceGas LLC 370 Van Gordon Street, Suite 4000 Lakewood, Colorado 80228 Attention: Dan Watson President & CEO Telephone: 303-243-3410 Facsimile: 303-984-3637

With a copy to:	SourceGas LLC 370 Van Gordon Street, Suite 4000 Lakewood, Colorado 80228 Attention: Michael Noone General Counsel Telephone: 303-243-3425 Facsimile: 303-984-3338

or at such other facsimile number or address for a Party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party. Any notice which is sent by facsimile or addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed on the date indicated on the facsimile confirmation or the postal receipt.

13.10

Knowledge of Seller; Knowledge of Buyer.

(a)

For purposes of this Agreement, “Knowledge of Seller,” “Seller’s Knowledge” or any similar term shall mean the actual knowledge of any or all of (i) the incumbent (as of the date of this Agreement) Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, General Counsel and Corporate Secretary of Seller, (ii) the incumbent (as of the date of this Agreement) President, Senior

Vice President, Vice President, Rates and Regulation, Assistant Secretary, General Counsel, Secretary, Controller and Treasurer of the Company, and (iii) the successors or replacements of any of such incumbent officers of the Company or Seller listed in (i) or (ii) above.

(b)

For purposes of this Agreement, “Knowledge of Buyer” or any similar term shall mean the actual knowledge of any or all of (i) the incumbent (as of the date of this Agreement) Chief Executive Officer, President, Chief Financial Officer, Senior Vice President of Regulatory Affairs, Vice President, General Counsel and Secretary of Buyer, or (ii) the successors or replacements of any such incumbent officers of Buyer.

13.11

Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, AND ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY BREACH HEREOF SHALL BE DECIDED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  NOTWITHSTANDING SECTION 13.12 BELOW AND SUBJECT TO THE PROVISO TO THIS SECTION 13.11 BELOW, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK, FOR ANY LITIGATION RELATING TO OR ARISING FROM THIS AGREEMENT (INCLUDING ANY LITIGATION RELATING TO A PROCEEDING UNDER SECTION 2.2.2, AN ARBITRATION PROCEEDING UNDER SECTION 13.12 OR THE ENFORCEMENT OF AN ARBITRATION AWARD) AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION OR DEFENSE THAT IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING IN ANY SUCH COURTS AND HEREBY AGREES (ON BEHALF OF ITSELF AND ITS AFFILIATES) THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL UNDER NO CIRCUMSTANCE BE CONSTRUED TO LIMIT, CONSTRAIN OR RESTRICT ANY RIGHT OF EITHER OF THE PARTIES TO SEEK TO OBTAIN ANY SUCH INTERIM OR PRELIMINARY RELIEF IN SUPPORT OF ANY SUCH ARBITRATION UNDER SUCH SECTION 13.12, PROCEEDING UNDER SECTION 2.2.2, OR FOR ENFORCEMENT OF ANY AWARD OF THE ARBITRATORS IN ANY OTHER JURISDICTION OR VENUE IN WHICH LAWFUL JURISDICTION AND VENUE MAY PERTAIN.

13.12

Dispute Resolution.  Except for disputes or disagreements under Section 2.2.2 of this Agreement, which shall be resolved exclusively under such Section 2.2.2, any controversy or claim arising out of or relating to this Agreement or any breach thereof (a “Dispute”) must be resolved according to the provisions of this Section 13.12.  Upon the written request of either Party, the Parties will attempt in good faith to settle the Dispute within 30 days of such request.  If such good-faith negotiations do not resolve the Dispute, the Dispute shall be referred to the level of Executive Vice President or Senior Vice President within each Party’s organization for resolution.  Any Dispute not resolved within 30 days after the Dispute was referred to the Executive Vice President or Senior Vice President of each organization, shall be resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules.  An arbitration shall not be commenced until after the Parties have attempted to settle the dispute pursuant to the procedures described above.  The arbitration shall be conducted by three neutral arbitrators.  The place of arbitration shall be New York County, New York.  The award shall be final and binding, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Each Party shall bear its own costs and expenses in the arbitration, including attorneys’ fees, and the costs and expenses of the arbitration shall be borne equally by the Parties.  Any award of the arbitrators shall include interest, unless the arbitrators determine that interest is not appropriate.  All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding.  The right and obligation to arbitrate shall survive the termination of this Agreement.

13.13

Announcements.  No Party shall make any public statements, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other Party, other than as may be required by Law or any applicable stock exchange rules, which consent shall not be unreasonably withheld.

13.14

Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any court having jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

13.15

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including without limitation.”  All accounting terms used in this Agreement and not expressly defined in this Agreement shall have the meanings given to them under GAAP.

13.16

Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

13.17

Release of Liability.  For the avoidance of doubt and notwithstanding anything to the contrary in the Release of Liability or otherwise, to the extent any payables and/or receivables attributable to the “Subject Arrangements” (as defined in the Release of Liability) are included in Net Working Capital, such payables and/or receivables (as applicable) and all rights and obligations with respect thereto of Seller and its Affiliates on the one hand and the Company on the other hand, shall not be released, modified or otherwise discharged as a result of the Release of Liability.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the date first above written.

SELLER:
SOUTHWESTERN ENERGY COMPANY

/s/ GREG D. KERLEY
By: Greg D. Kerley
Title: Executive Vice President &
Chief Financial Officer

BUYER:
SOURCEGAS LLC

/s/ DANIEL E. WATSON
By: Daniel E. Watson
Title: President & CEO

Signature Page